--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                           PURCHASE AND SALE AGREEMENT


                                      AMONG


                                 CBS CORPORATION


                        GRANITE BROADCASTING CORPORATION


                                   KBVO, INC.


                                       AND


                               KBVO LICENSE, INC.






                                   DATED AS OF


                                 APRIL 28, 1999




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

          ARTICLE I  DEFINITIONS..................................................................................2
    1.  Definitions...............................................................................................2
        1.1  Defined Terms........................................................................................2
        1.2  Accounting Terms....................................................................................17
        1.3  Other Definition Provisions.........................................................................17
          ARTICLE II  PURCHASE OF BROADCASTING ASSETS, PURCHASE PRICE AND METHOD OF PAYMENT......................18
    2.  Purchase of Broadcasting Assets, Purchase Price and Method of Payment....................................18
        2.1  Purchase of Broadcasting Assets.....................................................................18
        2.2  Consideration; Allocation of Purchase Price.........................................................18
          2.2.1  Purchase Price..................................................................................18
          2.2.2  Allocation of Purchase Price....................................................................18
        2.3  Accounts Receivable.................................................................................20
        2.4  Assumption of Obligations...........................................................................21
          2.4.1  Limitation on Assumption of Obligations.........................................................21
          2.4.2  Assumed Obligations Relating to KEYE............................................................22
          2.4.3  Substitution Where Not Transferable.............................................................22
        2.5  Purchase Price Adjustment...........................................................................23
          2.5.1  General Proration...............................................................................23
          2.5.2  Procedure.......................................................................................25
          ARTICLE III  FCC APPLICATION; HSRA FILING..............................................................28
    3.  FCC Application; HSRA Filing.............................................................................28
        3.1  FCC Application.....................................................................................28
        3.2  HSRA Filing.........................................................................................29
          ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLERS..................................................29
    4.  Representations and Warranties of Sellers................................................................29
        4.1  Organization and Standing...........................................................................29
        4.2  Authorization and Binding Obligations...............................................................30
        4.3  No Contravention; Consents..........................................................................30
          4.3.1  No Contravention................................................................................30
          4.3.2  Consents........................................................................................31
        4.4  Title to Assets.....................................................................................32
          4.4.1  Real Property...................................................................................32
          4.4.2  Personal Property...............................................................................32
          4.4.3  Permitted Encumbrances..........................................................................32
        4.5  Licenses and Authorizations.........................................................................33
          4.5.1  Licenses........................................................................................33
          4.5.2  Authorizations..................................................................................33
        4.6  Contracts...........................................................................................33
        4.7  Franchises, Trademarks and Trade Names..............................................................37
        4.8  Employee Matters....................................................................................39
          4.8.1  ERISA...........................................................................................39
          4.8.2  Employment and Vacation Leave...................................................................40
          4.8.3  Employees.......................................................................................40
        4.9  Financial Statements................................................................................40
        4.10  Litigation; Compliance.............................................................................41
          4.10.1  Litigation.....................................................................................41


                                      (i)


          4.10.2  Compliance.....................................................................................41
        4.11  Labor Matters......................................................................................42
        4.12  Taxes..............................................................................................43
        4.13  Environmental Matters..............................................................................43
          4.13.1  Environmental Laws.............................................................................43
          4.13.2  Environmental Permits..........................................................................44
          4.13.3  Environmental Claims...........................................................................44
          4.13.4  Releases.......................................................................................44
        4.14  Sufficiency of Broadcasting Assets; Ownership of KEYE Assets.......................................44
        4.15  Insurance..........................................................................................45
        4.16  Year 2000..........................................................................................45
        4.17  Cable Matters......................................................................................46
        4.18  Absence of Material Adverse Effect.................................................................47
        4.19  Digital Television.................................................................................47
          ARTICLE V  REPRESENTATIONS AND WARRANTIES OF BUYER.....................................................48
    5.  Representations and Warranties of Buyer..................................................................48
        5.1  Organization and Standing...........................................................................48
        5.2  Authorization and Binding Obligations...............................................................48
        5.3  No Contravention....................................................................................48
        5.4  Litigation..........................................................................................49
        5.5  Absence of Knowledge as to Certain Facts............................................................49
        5.6  Financial Capacity..................................................................................50
        5.7  Sophistication; Due Diligence.......................................................................50
          ARTICLE VI  COVENANTS..................................................................................50
    6.  Covenants................................................................................................50
        6.1  Covenants of Sellers Relating to Conduct of Business to Closing.....................................50
          6.1.1  Conduct of Business.............................................................................50
          6.1.2  Insurance.......................................................................................52
          6.1.3  Financial Statements............................................................................52
          6.1.4  Advise of Changes...............................................................................52
        6.2  Consents and Approvals..............................................................................53
        6.3  No Shop.............................................................................................53
        6.4  Access, Information and Environmental Assessment....................................................54
        6.5  Title Insurance.....................................................................................56
          6.5.1  Title Commitment................................................................................56
          6.5.2  Survey..........................................................................................57
        6.6  Buyer's Covenants...................................................................................57
          6.6.1  Litigation......................................................................................57
          6.6.2  Employee Notification Requirements..............................................................57
        6.7  No Breach of Representations and Warranties.........................................................57
        6.8  Confidentiality Agreements..........................................................................57
        6.9  Cable Carriage......................................................................................58
        6.10  Post-Closing Cooperation...........................................................................58
          6.10.1  Transition.....................................................................................58
          6.10.2  Tax Returns....................................................................................59
          6.10.3  Insurance......................................................................................59
          6.10.4  Supplies.......................................................................................60
          6.10.5  Intellectual Property and Technology...........................................................60
        6.11  Other Covenants....................................................................................60
          ARTICLE VII  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES....................................60


                                      (ii)


    7.  Conditions Precedent to the Obligations of the Parties...................................................60
        7.1  Conditions Precedent to the Obligation of Buyer.....................................................60
          7.1.1  FCC Consent.....................................................................................60
          7.1.2  Accuracy of Representations and Warranties......................................................61
          7.1.3  Compliance with Agreement.......................................................................61
          7.1.4  No Obstructive Proceeding.......................................................................61
          7.1.5  Authorization...................................................................................62
          7.1.6  Opinion of FCC Counsel..........................................................................62
          7.1.7  Certifications..................................................................................62
          7.1.8  HSRA Waiting Period.............................................................................63
          7.1.9  FIRPTA Affidavits...............................................................................63
          7.1.10  Removal of Encumbrances........................................................................63
          7.1.11  Officers' Certificates.........................................................................63
          7.1.12  Bills of Sale; Deeds; Etc......................................................................63
          7.1.13  Consents.......................................................................................63
          7.1.14  Material Adverse Effect........................................................................63
          7.1.15  Liabilities....................................................................................64
        7.2  Conditions to Obligations of Sellers................................................................64
          7.2.1  FCC Consent.....................................................................................64
          7.2.2  Accuracy of Representations and Warranties......................................................64
          7.2.3  Compliance with Agreement.......................................................................65
          7.2.4  Delivery of Instruments of Assumption...........................................................65
          7.2.5  No Obstructive Proceeding.......................................................................65
          7.2.6  HSRA Waiting Period.............................................................................65
          7.2.7  Authorizations..................................................................................66
          7.2.8  Opinion of Counsel..............................................................................66
          ARTICLE VIII  INSTRUMENTS OF CONVEYANCE AND TRANSFER...................................................66
    8.  Instruments of Conveyance and Transfer...................................................................66
        8.1  Instruments of Conveyance and Transfer of Real Property.............................................66
          8.1.1  Real Property...................................................................................66
        8.2  Instruments of Conveyance and Transfer of Personal Property.........................................67
          8.2.1  Assignment of Leases............................................................................67
          8.2.2  Bill of Sale....................................................................................67
          8.2.3  Assignments of Licenses.........................................................................67
          8.2.4  Assignments of Contracts........................................................................67
          ARTICLE IX  EMPLOYEES..................................................................................68
    9.  Employees................................................................................................68
        9.1  Buyer to Hire.......................................................................................68
        9.2  Cooperation.........................................................................................69
        9.3  Employee Plans......................................................................................69
        9.4  401(k) Plan.........................................................................................71
        9.5  Workers' Compensation...............................................................................71
          ARTICLE X  RISK OF LOSS................................................................................71
    10.  Risk of Loss............................................................................................71
          ARTICLE XI  BOOKS AND RECORDS..........................................................................73
    11.  Books and Records.......................................................................................73
          ARTICLE XII  POSSESSION AND CONTROL OF KEYE............................................................74
    12.  Possession and Control of KEYE..........................................................................74
          ARTICLE XIII  BROKERS..................................................................................74
    13.  Brokers.................................................................................................74
          ARTICLE XIV  INDEMNIFICATION...........................................................................75
    14.  Indemnification.........................................................................................75


                                     (iii)


        14.1  Survival...........................................................................................75
        14.2  Sellers'Indemnification............................................................................75
        14.3  Buyer's Indemnification............................................................................76
        14.4  Limitations........................................................................................77
        14.5  Taxes..............................................................................................77
        14.6  Method of Asserting Claim..........................................................................77
          14.6.1  Third Party Claims.............................................................................77
          14.6.2  Indemnification Claims by the Parties..........................................................80
        14.7  Indemnitor's Obligations...........................................................................82
        14.8  Recovery...........................................................................................82
        14.9  Limitation on Liability............................................................................82
        14.10  Calculation of Losses.............................................................................83
        14.11  Termination of Indemnification....................................................................83
          ARTICLE XVIntentionally Omitted........................................................................84
          ARTICLE XVI  COSTS AND EXPENSES........................................................................84
    16.  Costs, Expenses Etc.....................................................................................84
          ARTICLE XVII  TERMINATION..............................................................................84
    17.  Termination.............................................................................................84
        17.1  Events of Termination..............................................................................84
          17.1.1  Buyer..........................................................................................84
          17.1.2  Granite........................................................................................85
          17.1.3  Mutual Consent.................................................................................85
          17.1.4  By Granite on Breach...........................................................................85
          17.1.5  By Buyer on Breach.............................................................................85
          17.1.6  Granite or Buyer...............................................................................85
          17.1.7  Certain Events.................................................................................86
        17.2  Effect of Termination..............................................................................86
        17.3  Exception..........................................................................................86
          ARTICLE XVIII  COVENANT AGAINST COMPETITION; CONFIDENTIALITY...........................................86
    18.  Covenant Against Competition; Confidentiality...........................................................86
        18.1  Non-Competition....................................................................................86
        18.2  Confidentiality....................................................................................87
          ARTICLE XIX  MISCELLANEOUS.............................................................................88
    19.  Miscellaneous...........................................................................................88
        19.1  Grace Period.......................................................................................88
        19.2  Further Assurances.................................................................................88
        19.3  Notice of Proceedings..............................................................................88
        19.4  Notices............................................................................................89
        19.5  Headings and Entire Agreement; Amendment...........................................................90
        19.6  Waiver.............................................................................................90
        19.7  Binding Effect and Assignment......................................................................90
        19.8  Counterparts.......................................................................................91
        19.9  Exhibits, Schedules and Attachments................................................................91
        19.10  Rights Cumulative.................................................................................91
        19.11  Governing Law.....................................................................................91
        19.12  Severability......................................................................................91
        19.13  Third Party Rights................................................................................91
        19.14  Press Releases....................................................................................92
        19.15  Specific Performance..............................................................................92
        19.16  Confidentiality...................................................................................92

                                     (iv)


                           EXHIBITS

Exhibit A           -      Form of Instruments of Assumption
Exhibit B                  Form of Sellers' Opinion
Exhibit C                  Form of Buyer's Opinion


                           SCHEDULES

Schedule 1-A        -      Owned and Leased Real Property of KEYE
Schedule 1-B        -      Owned and Leased Tangible Personal Property of KEYE
Schedule 1-C        -      Other Operating Contracts of KEYE
Schedule 1-D        -      Excluded Assets
Schedule 1-E        -      Permitted Encumbrances
Schedule 4.3.1      -      Consents and Waivers
Schedule 4.5        -      KEYE Licenses
Schedule 4.6        -      Syndicated Program Inventory Report
Schedule 4.7        -      Trademarks and Tradenames of KEYE
Schedule 4.8.3      -      Employees
Schedule 4.9        -      Financial Statements
Schedule 4.11       -      Labor Matters
Schedule 4.12       -      Taxes
Schedule 4.15       -      Insurance
Schedule 4.17       -      Cable Matters
Schedule 4.18       -      Absence of Material Adverse Effect
Schedule 5.4        -      Litigation
Schedule 7.1.13     -      Consents


                                      (v)

                           PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT, dated as of April 28, 1999, among CBS CORPORATION, a Pennsylvania corporation ("Buyer"), GRANITE BROADCASTING CORPORATION, a Delaware corporation ("Granite"), KBVO, INC., a Delaware corporation ("KBVO"), and KBVO LICENSE, INC., a Delaware corporation ("KBVO License" and collectively with Granite and KBVO, "Sellers").

                                   WITNESSETH:

         WHEREAS, Sellers own and operate, under license from the Federal Communications Commission (the "FCC"), television station KEYE-TV (formerly KBVO-TV), Channel 42, Austin, Texas and its auxiliary facilities ("KEYE"), including all the Broadcasting Assets (as hereinafter defined);

         WHEREAS, KBVO and KBVO License are wholly owned subsidiaries of Granite;

         WHEREAS, KBVO License is the holder of the KEYE Licenses (as hereinafter defined);

         WHEREAS, Buyer desires to purchase all of Sellers' right, title and interest in, to and under the Broadcasting Assets and Sellers desire to sell all of Sellers' right, title and interest in, to and under the Broadcasting Assets to Buyer in accordance with the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1. DEFINITIONS. As used herein, the following terms have the following meanings:

         1.1 DEFINED TERMS.

         "ACCOUNTING FIRM" has the meaning set forth in Section 2.5.2 hereof.

         "ACCOUNTS RECEIVABLE" means all trade accounts receivable, and all notes, bonds and other evidences of indebtedness and rights to receive payments, arising out of sales occurring in the conduct of the business of KEYE prior to the Effective Time.

         "ADR PROCEDURE" has the meaning set forth in Section 14.6.2(c) hereof.

         "ADR SERVICE" has the meaning set forth in Section 14.6.2(c) hereof.

         "AFFILIATE" (and, with a correlative meaning, "Affiliated") means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person, and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "AGREED AMOUNT" has the meaning set forth in Section 14.6.2(b) hereof.

         "AGREEMENT" means this Purchase and Sale Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "ALTA" has the meaning set forth in Section 6.5.1 hereof.

         "ASSUMED OBLIGATIONS" has the meaning set forth in Section 2.4.2 hereof.

         "BASE PRICE" has the meaning set forth in Section 2.2.1 hereof.

         "BROADCASTING ASSETS" means all real, personal and mixed assets, both tangible and intangible, of every kind, nature and description Used in connection with the business or operations of KEYE, other than the Excluded Assets, which are expressly excluded from the definition of Broadcasting Assets and shall be retained by Sellers and, except as otherwise provided in this Agreement, Broadcasting Assets shall include all such assets existing on the date of this Agreement and all such assets acquired between the date hereof and the Closing as permitted by and subject to the terms of this Agreement, including (other than Excluded Assets):

                  (a) all real property, leasehold interests and estates and improvements of every kind and description, together with all buildings, structures and improvements of every nature located thereon, Used in connection with the business or operations of KEYE as of the date hereof (including without limitation those which are set forth in SCHEDULE 1-A hereto) or acquired between the date hereof and the Closing as permitted by and subject to the terms of this Agreement;

                  (b) all broadcasting and other equipment, office furniture, fixtures, tapes, office materials and supplies, spare parts, tubes and other tangible personal property of every kind and description Used in connection with the business or operations of KEYE on the date hereof, including the assets set forth in SCHEDULE 1-B hereto, and any additions, improvements and replacements thereto between the date hereof and the Closing as permitted by and subject to the terms of this Agreement;

                  (c) all contracts, agreements and commitments to which any of Sellers is a party or by which any of Sellers is bound that are set forth on
SCHEDULE 1-A (OWNED AND LEASED REAL PROPERTY OF KEYE), 1-B (OWNED AND LEASED TANGIBLE PERSONAL PROPERTY OF KEYE) OR 1-C (OTHER OPERATING CONTRACTS OF KEYE) hereto (which shall also specify those contracts, agreements and commitments, the assignment of which requires third-party consent), together with all contracts, agreements and commitments to which any of Sellers is a party or by which any of Sellers is bound that are Used primarily in, or that arise primarily out of, the business or operation of KEYE or to which the Broadcasting Assets are subject, and any additions, renewals and extensions thereto between the date hereof and the Closing as permitted by and subject to the terms of this Agreement;

                  (d) (i) all KEYE Licenses and (ii) any other permits, certificates, consents, approvals, licenses and authorizations issued or granted by any Governmental Authority Used in connection with the business or operations of KEYE as of the date hereof, and any additions, renewals and extensions thereto between the date hereof and the Closing as permitted by and subject to the terms of this Agreement;

                  (e) the files, lists, tapes, books and records, including all FCC logs and other records, of or relating primarily to KEYE; and

                  (f) all franchises, trademarks, patents, tradenames, service marks, call letters, jingles, slogans, logotypes, copyrights and other intangible rights used in connection with the business or operations of KEYE as of the date hereof, and those acquired between the date hereof and the Closing as permitted by and subject to the terms of this Agreement;

                  (g) all orders, arrangements, contracts, understandings and agreements now existing, or entered into as permitted by and subject to the terms of this Agreement between the date hereof and the Closing Date, for the sale of advertising time on KEYE, except those which on the Closing Date have already been filled or have expired;

                  (h) all programs and programming materials and elements of whatever form or nature owned by Sellers as of the date of this Agreement and Used in connection with the business or operations of KEYE, whether recorded on film, tape or any other medium or intended for live performance, television broadcast or other medium and whether completed or in production, and all related common law and statutory intangible rights Used in connection with the business or operations of KEYE, together with all such programs, materials, elements and intangible rights acquired by Sellers in connection with the business or operations of KEYE as permitted by and subject to the terms of this Agreement between the date hereof and the Closing Date;

                  (i) all prepaid expenses and receivables and any other current assets arising in connection with the business or operations of KEYE allocated to Buyer in accordance with Section 2.5 hereof;

                  (j) all goods, assets, rights and services due to Sellers under all Trade Agreements of KEYE that have been entered into as of the date hereof or will be entered into as permitted by and subject to the terms of this Agreement between the date hereof and the Closing Date;

                  (k) all rights and claims relating to any other Broadcasting Asset or any Assumed Obligation, including all guarantees, warranties, indemnities and similar rights in favor of Sellers in respect of any other Broadcasting Asset or any Assumed Obligation; and

                  (l) all Sellers' goodwill in, and going concern value of, KEYE.

         "BUYER" has the meaning set forth in the recitals hereto.

         "BUYER 401(K) PLAN" has the meaning set forth in Section 9.4 hereof.

         "BUYER INDEMNITEES" has the meaning set forth in Section 14.2 hereof.

         "BUYER MATERIAL ADVERSE EFFECT" has the meaning set forth in Section
5.1 hereof.

         "CABLE ACT REQUIREMENTS" has the meaning set forth in Section 4.17(b) hereof.

         "CASH" means cash and cash equivalents on hand and in bank accounts.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 ET seq., and the regulations thereunder, as in effect from time to time.

         "CLAIMED AMOUNT" has the meaning set forth in Section 14.6.2(a) hereof.

         "CLAIM NOTICE" has the meaning set forth in Section 14.6.2(a) hereof.

         "CLOSING" means the consummation of the transactions contemplated hereby.

         "CLOSING DATE" means a time and business date to be selected by Buyer and Granite, which date shall not be less than two (2) nor more than fifteen
(15) calendar days after the date
on which the conditions specified in Section 7 hereof (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) shall have been met or waived by the beneficiary thereof, unless otherwise provided for herein or if Buyer and Granite mutually agree to a different time and date.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, as in effect from time to time.

         "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, the Telecommunications Act of 1996, the Childrens Television Act and the rules, regulations and policies promulgated thereunder, as in effect from time to time.

         "CONTRACTS" has the meaning set forth in Section 4.6(a) hereof.

         "CONTROLLING PARTY" has the meaning set forth in Section 14.6.1(b) hereof.

         "DAMAGES" has the meaning set forth in Section 14.2 hereof.

         "DISPUTE" has the meaning set forth in Section 14.6.2(b) hereof.

         "DOJ" has the meaning set forth in Section 3.2 hereof.

         "DTV" has the meaning set forth in Section 4.19 hereof.

         "EFFECTIVE TIME" means 11:59 p.m. on the Closing Date.

         "EMPLOYEE PLAN" means any employee benefit plan, as defined in section 3(3) of ERISA (as hereinafter defined), including defined benefit pension plans, defined contribution pension plans, and medical and other welfare plans, and any retirement, deferred compensation, medical, dental, cafeteria, stock purchase, stock option, savings, severance, bonus, incentive, vacation, or other benefit plan agreement, program, or arrangement, whether or not subject to ERISA under which benefits are provided to any current or former employee of KEYE.

         "ENCUMBRANCES" has the meaning set forth in Section 4.4.1(a) hereof.

         "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person (including any Governmental Authority), alleging potential liability (including potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from the operation of KEYE and (a) the presence, Release or threatened Release of any Hazardous Materials at any location at which Hazardous Materials from Sellers' operations are, or are alleged to be, present, whether or not such location is currently owned, operated, leased or managed by any Seller; or (b) any violation or alleged violation of any Environmental Law or (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence, Release or threatened Release of any Hazardous Materials.

         "ENVIRONMENTAL LAWS" means any applicable statute, enactment, ordinance, rule, regulation, decision, judgment, decree, permit or license, whether local, state, territorial or national, in force or effect as of the
Closing:

                  (a) relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment;

                  (b) relating to the use, treatment, storage, disposal, handling, manufacturing or shipment of Hazardous Material;

                  (c) relating to the regulation of storage tanks; or

                  (d) otherwise relating to pollution or protection of human health and the indoor or outdoor environment.

         "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations, approvals and other governmental authorizations required under Environmental Laws and relating to the conduct of Sellers' operations and businesses.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, as in effect from time to time.

         "EVENT OF LOSS" has the meaning set forth in Section 10 hereof.

         "EXCLUDED ASSETS" means: (a) Cash; (b) Accounts Receivable; (c) Sellers' prepaid business (including liability, business interruption and the like) and group insurance premiums; (d) any prepaid expenses and receivables and any other current assets allocated to Sellers in accordance with Section 2.5 hereof; (e) any assets of Granite or its Affiliates not Used in the operations of KEYE; (f) all rights and claims of Sellers to the extent relating to any other Excluded Asset or any Retained Liability, including all guarantees, warranties, indemnities and similar rights in favor of Sellers in respect of any other Excluded Asset or any Retained Liability; it being understood that in connection with the foregoing, Sellers shall act in a commercially reasonable manner, shall advise Buyer in advance before acting upon such right or claim and shall not take any action that Buyer determines would materially affect Buyer or its Affiliates; and (g) the assets, contracts, agreements or commitments set forth on SCHEDULE 1-D hereto.

         "FCC" has the meaning set forth in the recitals hereto.

         "FCC APPLICATION" has the meaning set forth in Section 3.1 hereof.

         "FINAL ORDER" means an order of the FCC: (a) which has not been vacated, reversed, stayed, enjoined, set aside, annulled or suspended; (b) with respect to which no timely filed request for stay, request or petition for FCC rehearing, reconsideration or review, appeal or review by the FCC on its motion, is pending; and (c) as to which the time for filing any such request, petition or appeal, or for reconsideration or review by the FCC on its own motion, has expired.

         "FTC" has the meaning set forth in Section 3.2 hereof.

         "GAAP" means generally accepted accounting principles in effect in the United States of America at the time of determination.

         "GOVERNMENTAL AUTHORITY" means any court or federal, state, municipal or other governmental authority, department, commission, board, agency or instrumentality, foreign or domestic.

         "GRANITE" has the meaning set forth in the recitals hereto.

         "HAZARDOUS MATERIALS" means hazardous or toxic wastes, chemicals, substances, constituents, pollutants or related material, whether solids, liquids, or gases, defined or regulated under ss. 101(14) of CERCLA; RCRA; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 ET seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300F et seq.; the Clean Air Act, as amended, 42 U.S.C. ss.ss. 7401 ET seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 ET SEQ.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 ET seq.; or any similar federal or state Environmental Laws.

         "HSRA" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, as in effect from time to time.

         "INDEMNIFIED PERSON" has the meaning set forth in Section 14.6.1(a) hereof.

         "INDEMNIFYING PERSON" has the meaning set forth in Section 14.6.1(a) hereof.

         "INDEMNITY BASKET" has the meaning set forth in Section 14.2 hereof.

         "INITIAL ORDER" has the meaning set forth in Section 7.1.1 hereof.

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section 4.7 hereof.

         "KBVO" has the meaning set forth in the recitals hereto.

         "KBVO LICENSE" has the meaning set forth in the recitals hereto.

         "KEYE" has the meaning set forth in the recitals hereto.

         "KEYE EMPLOYEES" has the meaning set forth in Section 4.8.3 hereof.

         "KEYE LICENSES" means all licenses, permits and authorizations issued or granted by the FCC for the ownership or operation of KEYE and all applications therefor (including those listed on SCHEDULE 4.5), together with any renewals, extensions or modifications thereof and additions thereto between the date hereof and the Closing.

         "KNOWLEDGE OF SELLERS" means the actual knowledge of John Deushane, Ray McEachern, Robert E. Selwyn, Jr., Granite's Chief Operating Officer, and Arthur Smith, the Chief Engineer at KEYE.

         "LEAVE EMPLOYEES" has the meaning set forth in Section 9.1 hereof.

         "LIABILITIES" means all liabilities, obligations, indebtedness and commitments of any nature, whether direct or indirect, express or implied, known or unknown, absolute, accrued, contingent, or otherwise.

         "LOSS NOTICE DATE" has the meaning set forth in Section 10 hereof.

         "MARKET CABLE SYSTEM" means any U.S. cable television system within KEYE's market, as defined in 47 C.F.R. ss. 76.55(c).

         "MATERIAL ADVERSE EFFECT" means, when used in connection with KEYE or an entity or group of entities, any change, effect, event or occurrence that is materially adverse to the business, properties and assets, condition (financial or other), or results of operations (or prospects solely for purposes of Sections 7.1.2 and 7.1.14 hereof) of KEYE or of such entity or group, taken as a whole, other than any change, effect, event or occurrence relating to the United States economy in general, to United States stock market conditions in general, or to KEYE's or the entity's or group's industry or industries in general and not to KEYE or the entity or group specifically.

         "NMO REQUIREMENTS" has the meaning set forth in Section 3.4 hereof.

         "NON-CONTROLLING PARTY" has the meaning set forth in Section 14.6.1(b) hereof.

         "NOTICE OF DISAGREEMENT" has the meaning set forth in Section 2.5.2 hereof.

         "PENSION PLAN" means an employee pension benefit plan as defined in
Section 3(2) of ERISA.

         "PERMITTED ENCUMBRANCES" means: (i) Encumbrances for Taxes not yet due and payable or that the taxpayer is contesting in good faith through appropriate proceedings; (ii) easements or reservations of, or rights of others for, rights of way, highway and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, and zoning or other encumbrances, easements, covenants, conditions and restrictions as to the use of the Broadcasting Assets, in each case referred to in this clause (ii), which do not materially interfere with the operation of KEYE; (iii) title report exceptions not relating to liens securing borrowed money, previously disclosed to Buyer and set forth on SCHEDULE 1-E; (iv) liens created by statute securing the claims of materialmen, landlords and like Persons provided payment is not yet due and payable; (v) purchase money liens and liens securing rental payments under capital lease arrangements set forth on SCHEDULE 1-E; (vi) the leases listed on SCHEDULE 1-A and SCHEDULE 1-B and those other Encumbrances listed on
SCHEDULE 1-E; (vii) Encumbrances relating to liens securing borrowed money to be released at or prior to the Closing under the contracts listed on SCHEDULE 1-D;
(viii) any and all Encumbrances (including fee mortgages or ground leases) affecting the leases listed on SCHEDULE 1-A or SCHEDULE 1-B, but not created or granted by KEYE; and (ix) all other Encumbrances which may be reflected on current title insurance commitments and surveys to be delivered pursuant to
Section 6.5 hereof other than those objected to by Buyer (to the extent such objection is reasonable) in writing within 15 business days of receipt by Buyer of the title commitments, surveys and each of the underlying documents listed in such commitment.

         "PERSON" shall mean any natural person, corporation, partnership, limited liability company, firm, joint venture, joint-stock company, trust, association, unincorporated entity of any kind, trust, governmental or regulatory body or other entity.

         "PHASE I REPORT" has the meaning set forth in Section 6.4 hereof.

         "PHASE II REPORT" has the meaning set forth in Section 6.4 hereof.

         "PRE CLOSING TAX LIABILITIES" means federal, state, local and other Tax Liabilities, whether or not accrued, assessed or currently due and payable, (i) of any of Sellers for any Tax period (including any Tax Liability as a result of a Seller being a member of an affiliated, consolidated or combined group with any other corporation at any time prior to the Effective Time or as a result of any express or implied obligation of such Person to indemnify any other Person) or (ii) relating to the operation or ownership of KEYE or the Broadcasting Assets for any Tax period (or portion thereof) ending prior to the Effective Time. For purposes of clause (ii), all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to KEYE or the Broadcasting Assets for a Tax period that includes (but does not end on) the Closing Date shall be apportioned between Sellers, on the one hand, and Buyer, on the other, based upon the number of days of such period included in the pre-Closing Tax period (which period shall include the Closing Date) and the number of days of such Tax period after the Closing Date.

         "PROHIBITED BUSINESS" has the meaning set forth in Section 18.1 hereof.

         "PURCHASE PRICE" has the meaning set forth in Section 2.2.1 hereof.

         "RCRA" means the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.ss.6901 ET SEq., and the regulations thereunder, as in effect from time to time.

         "RELEASE" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

         "RESPONSE" has the meaning set forth in Section 14.6.2(b) hereof.

         "RETAINED LIABILITIES" means the following Liabilities and other obligations of Sellers and their Affiliates:

         (a) any Liability of Sellers and their Affiliates relating to or arising out of KBVO, KBVO License, KEYE or any Broadcasting Asset, and based upon, arising out of or resulting from any fact, circumstance, occurrence, condition, act or omission existing or occurring prior to the Effective Time other than to the extent prorated to Buyer pursuant to Section 2.5 or otherwise constituting Assumed Obligations;

         (b) any Liability of Sellers and their Affiliates arising out of the operation or conduct by Sellers or any of their Affiliates of any business other than the business of KBVO, KBVO License or KEYE;

         (c) any Liability of Sellers and their Affiliates (i) arising out of any actual or alleged breach by Sellers or any of their Affiliates, or nonperformance by Sellers or any of their Affiliates under, any contract, agreement or commitment (including any Contract) prior to the Effective Time or
(ii) accruing under any contract, agreement or commitment (including any Contract) with respect to any period prior to the Effective Time;

         (d) any Liability of Sellers and their Affiliates arising out of (i) any suit, action or proceeding pending or threatened prior to the Closing or
(ii) any actual or alleged violation by Sellers or any of their Affiliates of any applicable law prior to the Closing;

         (e) any Environmental Claim arising from or related to the operations of KEYE prior to the Closing;

         (f) any account payable of Sellers arising prior to the Effective Time (except payables allocated to Buyer in accordance with Section 2.5 hereof);

         (g) any Liability of Sellers and their Affiliates that relates to, or that arises out of, any Excluded Asset, or that arises out of the distribution to, or ownership by, Sellers or any of their Affiliates of the Excluded Assets or associated with the realization of the benefits of any Excluded Asset;

         (h) any Pre Closing Tax Liability (other than Transfer Taxes, which shall be governed by Section 16 hereof);

         (i) except as expressly provided in Section 9 hereof, any Liability arising under any Employee Plan of Sellers or their Affiliates, including any bonuses and/or other incentive compensation earned or accrued prior to the Effective Time;

         (j) except as provided in Section 9 hereof, any Liability of Sellers and their Affiliates that relates to, or that arises out of, the employment or the termination of the employment with Sellers or any of their Affiliates of any employee or former employee of KEYE (including as a result of the transactions contemplated by this Agreement);

         (k) any Liability of Sellers to any of their respective Affiliates; and

         (l) any other Liability of Sellers and their Affiliates that is not an Assumed Obligation.

         "SELLER INDEMNITEES" has the meaning set forth in Section 14.3 hereof.

         "SELLER MATERIAL ADVERSE EFFECT" has the meaning set forth in Section
4.1 hereof.

         "SELLERS" has the meaning set forth in the recitals hereto.

         "SETTLEMENT STATEMENT" has the meaning set forth in Section 2.5.2 hereof.

         "TAX" or "TAXES" means all federal, state, local, foreign and other taxes, including income, franchise, estimated income, gross receipts, employment, license, payroll, excise, stamp, social security, unemployment, real property, personal property, sales, use, transfer and withholding taxes, including interest, penalties and additions in connection therewith, whether disputed or not.

         "TECHNOLOGY" has the meaning set forth in Section 4.7(a) hereof.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 14.6.1(a) hereof.

         "TRADE AGREEMENTS" means any agreements providing for reciprocal, non-cash exchanges of goods and services.

         "TRANSFER TAXES" has the meaning set forth in Section 16 hereof.

         "TRANSFERRED EMPLOYEES" has the meaning set forth in Section 9.1 hereof.

         "USED" means (i) owned, (ii) leased, (iii) held and used or (iv) held for use, in each case, by any Seller or one of its Affiliates.

         1.2 ACCOUNTING TERMS. All terms of an accounting nature not specifically defined herein shall have the respective meanings given to them under GAAP.

         1.3 OTHER DEFINITION PROVISIONS. The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection, unless otherwise specified. The words "include," "includes" and "including" are deemed to be followed by the words "without limitation."

                                   ARTICLE II

                        PURCHASE OF BROADCASTING ASSETS,

                      PURCHASE PRICE AND METHOD OF PAYMENT

     2. PURCHASE OF BROADCASTING ASSETS, PURCHASE PRICE AND METHOD OF PAYMENT.

         2.1 PURCHASE OF BROADCASTING ASSETS. Subject to the terms and upon satisfaction of the conditions contained in this Agreement, at the Closing:

                        (a) Sellers shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Sellers, all of Sellers' rights, title and interests in, to and under the Broadcasting Assets (excluding the KEYE Licenses);

                        (b) KBVO License shall assign and deliver to Buyer, and Buyer shall accept assignment from KBVO License of, the KEYE Licenses;

                        (c) Buyer shall assume the Assumed Obligations in accordance with Section 2.4 hereof.

         The Closing shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1333 New Hampshire Avenue, N.W., Suite 400, Washington, D.C. 20036, or such other place as Buyer and Granite may agree.

         2.2 CONSIDERATION; ALLOCATION OF PURCHASE PRICE.

             2.2.1 PURCHASE PRICE. For and in full consideration of the assignments, conveyances, and transfers described herein Buyer shall (a) pay to Granite an amount equal to ONE HUNDRED SIXTY MILLION DOLLARS ($160,000,000) (the "Base Price") adjusted as provided in Section 2.5 below (the "Purchase Price"), and (b) assume the Assumed Obligations.

             2.2.2 ALLOCATION OF PURCHASE PRICE. The parties hereby agree that they shall allocate the Purchase Price among the Broadcasting Assets in accordance with Section 1060 of the Code and the regulations promulgated thereunder. Buyer and Granite will conform to the same allocation of the Purchase Price, and will utilize such allocation consistently for both tax and financial accounting purposes. Buyer and Granite shall cooperate in preparing, on a basis consistent with such allocation, Internal Revenue Form 8594, and shall timely file such form with the Internal Revenue Service. Within forty-five (45) days after the Closing Date, Buyer shall deliver to Granite an initial schedule allocating the Purchase Price among the Broadcasting Assets. Such allocation shall be final and binding upon Sellers and Buyer unless within twenty (20) days of receipt thereof Granite gives written notice to Buyer that it does not consent to such allocation, provided, that Granite's consent may not be unreasonably withheld. If Granite notifies Buyer within such 20-day period that it is reasonably withholding its consent, Granite and Buyer will use good faith efforts to resolve any disagreements. If Granite and Buyer cannot thereafter reach agreement on an allocation within thirty (30) days, Buyer and Granite shall cause an appraisal of the Broadcasting Assets to be performed and completed by such appraisal firm as Granite and Buyer shall mutually designate, with expenses in connection with such appraisal to be borne equally by Granite and Buyer. Such appraisal shall comply in all respects with the applicable requirements of
Section 1060 of the Code and the regulations promulgated thereunder and shall be binding on the parties for the purpose of allocating the Purchase Price among the Broadcasting Assets. If any taxing authority makes or proposes to make an allocation of the Purchase Price in a manner that differs materially from that described in this Section 2.2.2, the parties each shall have the right, at each such party's election and expense, to contest such taxing authority's determination. In the event of such a contest, the other party agrees to cooperate reasonably with the contesting party but such other party shall have the right to file such protective claims or take such other actions as may reasonably be required to protect its interests.

         2.3 ACCOUNTS RECEIVABLE. On the Closing Date, Granite shall prepare a statement listing all Accounts Receivable. During the period commencing with the Closing Date and ending the 180th calendar day after the Closing Date, Buyer shall use commercially reasonable collection efforts to collect the Accounts Receivable consistent with its practices for collection of its accounts receivable. Buyer shall account to Granite and remit to Granite all amounts collected by Buyer with respect to the Accounts Receivable in accordance with the following schedule: (a) on or before the twentieth (20th) day of the first complete calendar month after the Closing date, remit all amounts collected up to the end of the previous month; and (b) on or before the twentieth (20th) day of each succeeding month, remit all amounts collected during the month previous thereto. With each remittance, Buyer shall furnish a statement of the amounts collected and the Persons from whom such amounts were collected. Any payment received by Buyer (i) at any time after the Closing, (ii) from a customer of KEYE after the Closing who was also a customer of KEYE prior to the Closing and
(iii) which is not designated as a payment of a particular invoice or invoices or as a security deposit or other prepayment, shall be presumptively applied to the accounts receivable for such customer outstanding for the longest amount of time and, if such accounts receivable shall be an Accounts Receivable, remitted to Granite in accordance with the provisions set forth above; PROVIDED, HOWEVER, that if, prior to the Closing, KEYE or, after the Closing, KEYE or Buyer received or receives a written notice of dispute from a customer with respect to an Accounts Receivable that has not been resolved, then Buyer shall apply any payments from such customer to such customer's oldest, non-disputed accounts receivable. Buyer shall not be obligated to refer any of the Accounts Receivable to a collection agency or to an attorney for collection. Buyer shall incur no liability to Sellers for any collected (other than to comply with the provisions of this Section 2.3) or uncollected Accounts Receivable. During the 180-day collection period, none of Sellers or any of their agents, without the consent of Buyer (or without consulting with Buyer in the case of disputed Accounts Receivable), shall make any direct solicitation of any customers owing Accounts Receivable for collection purposes.

         Buyer's obligation to collect the Accounts Receivable shall expire as of midnight on the 180th day following the Closing Date. Within ten (10) business days thereafter, Buyer shall remit to Granite all amounts collected from the Closing Date until the date thereof to the extent not previously remitted to Granite. Upon expiration of Buyer's collection obligation under this
Section 2.3, Buyer shall turn over to Granite all documents and records not heretofore delivered and relating solely to, and provide access to any other documents evidencing, (A) the Accounts Receivable which were paid to Granite hereunder and (B) the Accounts Receivable which remain uncollected, and, after consultation with Buyer, Granite may pursue collection of any remaining Accounts Receivable for its own account.

         2.4 ASSUMPTION OF OBLIGATIONS.

             2.4.1 LIMITATION ON ASSUMPTION OF OBLIGATIONS. Except as set forth in Section 2.4.2 below, Buyer expressly does not, and shall not, assume or be deemed to have assumed under this Agreement or by reason of any transactions contemplated hereunder or otherwise any Liabilities of any of Sellers or any of their Affiliates of any nature whatsoever.

             2.4.2 ASSUMED OBLIGATIONS RELATING TO KEYE. Subject to the provisions of Section 2.4.3 below, at the Closing, Buyer shall assume and agree to timely pay or perform the following obligations (collectively, the "Assumed Obligations"): (a) the obligations of Sellers arising subsequent to the Effective Time, and relating solely to the operations of KEYE after the Effective Time, under (i) all contracts, agreements and commitments of Sellers included in the Broadcasting Assets and set forth on SCHEDULE 1-A, 1-B OR 1-C in effect as of the date hereof, (ii) all contracts, agreements and commitments and amendments, renewals and other modifications thereof that are entered into by Sellers in connection with KEYE between the date hereof and the Closing as permitted by and subject to the terms of this Agreement and (iii) all contracts, agreements and commitments of Sellers not required by the terms of Section 4.6 hereof to be listed on SCHEDULE 1-A, 1-B OR 1-C; (b) all current liabilities allocated to Buyer in accordance with Section 2.5 hereof; and (c) all Liabilities assumed by Buyer pursuant to Article IX hereof. It is understood and agreed that Assumed Obligations shall not include any Retained Liabilities.

             2.4.3 SUBSTITUTION WHERE NOT TRANSFERABLE. (a) If any transfer or assignment by any of Sellers to, or any assumption by Buyer of, any interest in, or Liability under, any asset or any contract, agreement or commitment requires the consent of a third party, then such assignment or assumption shall be made subject to such consent being obtained. Subject to subsection (b) below, to the extent any contract, agreement or commitment may not be assigned to Buyer by reason of the absence of any such consent, Buyer shall not be required to assume any Assumed Obligations arising under such contract, agreement or commitment.
(b) If Sellers shall be unable, on or
prior to the Closing, to obtain a consent necessary for the assignment of their title to, interest in and rights under any asset or contract, agreement or commitment to be assigned hereunder, then Sellers and Buyer will cooperate to enter into any lawful and reasonable arrangement reasonably proposed by Buyer designed to provide Buyer with the economic claims, rights and benefits under any such asset, contract, agreement or commitment, including enforcement at the cost and for the account of the applicable Seller of such rights. To the extent, and only to the extent, Buyer is able to receive the economic claims, rights and benefits under any such contract, agreement or commitment, Buyer shall be responsible for the Assumed Obligations, if any, arising under such contract, agreement or commitment. As and when after the Closing, title to, interest in and rights under any such asset, contract, agreement or commitment become transferable, the assignment to Buyer by the applicable Seller of any title to, interest in and rights under such asset, contract, agreement or commitment shall be deemed effective at the time such consent or approval is effective, without any further action by Buyer or Sellers. Notwithstanding anything to the contrary contained in this Agreement, the sole Closing conditions relating to obtaining any consents, approvals or authorizations of third parties are contained in Sections 7.1.1 and 7.1.13 hereof.

         2.5 PURCHASE PRICE ADJUSTMENT.

             2.5.1 GENERAL PRORATION. All current assets (excluding Cash, Accounts Receivable and any Taxes) and all current liabilities (including accounts payable, bonus and other incentive payments payable, other payables, accrued liabilities for talent, accrued salaries and wages, accrued employee benefits, accrued expenses and accrued deferred income or compensation and excluding any Taxes) arising from the conduct of the business or operations of KEYE shall be prorated between Granite and Buyer as of the Effective Time, taking into account the elapsed time or consumption of an asset during the relevant time period in which the Closing occurs. Such current assets and current liabilities relating to the period prior to the Effective Time shall be for the account of Granite and those relating to the period after the Effective Time shall be for the account of Buyer, and shall be prorated accordingly. Buyer shall be required to pay the amount of any current assets, previously paid for by a Seller, for which Buyer will receive a benefit after the Closing and which do not relate to the period prior to the Closing. Granite shall be required to pay the amount of any current liabilities assumed by Buyer for which a Seller received a benefit prior to the Closing and which do not relate to the period after the Closing. Payments due under film or programming license agreements for the month in which the Closing occurs shall be prorated based on the number of days in such month on or before the Closing Date and the number of days in such month after the Closing Date.

         Notwithstanding the foregoing, Sellers shall be responsible for (a) any overdue amounts under film or programming license agreements to the extent relating to periods prior to the Closing, and (b) any payments that contractually have been deferred but for which a Seller has already received the benefit of the asset to which they relate prior to Closing. In addition, (i) there shall be no adjustment for any difference between the value of the goods or services to be received by Sellers as of the Effective Time under Trade Agreements relating to KEYE and the value of any advertising time remaining to be run by Sellers as of the Effective Time under Trade Agreements relating to KEYE, and (ii) there shall be no proration for accrued employee sick leave and accrued employee vacation time.

         The items included in the current assets and current liabilities referred to above shall be the same items included in the line items "Current assets" and "Current liabilities" on the balance sheet as of March 31, 1999 set forth on SCHEDULE 4.9 and such items shall be calculated in accordance with GAAP as consistently applied by Sellers.

             2.5.2 PROCEDURE. At least five days prior to the Closing Date, Granite shall provide Buyer with an estimated balance sheet as of the Effective Time setting forth a good faith estimate of the pro rata adjustments of current assets and current liabilities contemplated by Section 2.5.1 (and all information reasonably necessary to determine the accuracy of such estimate) on the basis of the then most recently available month-end financial statements of KEYE. Any payment required to be made by either party pursuant to such preliminary estimate shall be made by the appropriate party at the Closing in accordance therewith, absent manifest error.

         Within 60 days after the Closing Date, Buyer shall prepare and deliver to Granite the definitive final balance sheet setting forth final allocations and related Base Price adjustments for KEYE (the "Settlement Statement") as of the Effective Time. During the 30-day period following Granite's receipt of the Settlement Statement, Granite and its independent auditors shall be permitted to review and make copies reasonably required of (i) the working papers of Buyer relating to the Settlement Statement and (ii) any supporting schedules, analyses and other documentation relating to the Settlement Statement. The Settlement Statement shall become final and binding upon the parties on the forty-fifth
(45th) day following delivery thereof, unless Granite gives written notice of its disagreement with the Settlement Statement ("Notice of Disagreement") to Buyer prior to such date. Any Notice of Disagreement shall

(A) specify in reasonable detail the nature of any disagreement so asserted, (B) be accompanied by a signed certificate by Granite that it has complied with the provisions set forth in this Section 2.5.2 and (C) if Granite's independent auditors are engaged by Granite in connection with the disagreement, be accompanied by a certificate of Granite's independent auditors that they concur with each of the positions taken by Granite in the Notice of Disagreement. If a Notice of Disagreement complying with the preceding sentence is received by Buyer in the period specified, then the Settlement Statement (as revised in accordance with clause (I) or (II) below) shall become final and binding upon the parties on the earlier of (I) the date Buyer and Granite resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (II) the date any disputed matters are finally resolved in writing by the Accounting Firm. Within 10 business days after the Settlement Statement becomes final and binding upon the parties, payment of the difference must be made via wire transfer in immediately available funds, together with interest thereon at the three-month treasury bill rate (as reported by the WALL STREET JOURNAL or, if not reported thereby, by another authoritative source) in effect as of the Closing Date plus .25%, calculated on the basis of the actual number of days elapsed over 365, from the Closing Date to the date of actual payment, compounded annually.

         During the 30-day period following the delivery of a Notice of Disagreement that complies with the preceding paragraph, Buyer and Granite shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. During such period, Buyer and its independent auditors shall be permitted to review and make copies reasonably required of (i) the working papers of

  Granite relating to the Notice of Disagreement and (ii) any supporting schedules, analyses and documentation relating to the Notice of Disagreement. If, at the end of such 30-day period, Buyer and Granite have not so resolved such differences, Buyer and Granite shall submit to an independent accounting firm (the "Accounting Firm") for review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement. The Accounting Firm shall be a mutually acceptable internationally recognized independent public accounting firm agreed upon by Granite and Buyer in writing, which Accounting Firm shall not have been the auditing firm representing Buyer or Granite during the last two years. Buyer and Granite shall use reasonable efforts to cause the Accounting Firm to render a decision resolving the matters in dispute within 30 days following the submission of such matters to the Accounting Firm. Buyer and Granite agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. Except as specified in the following sentence, the cost of any arbitration (including the fees and expenses of the Accounting Firm) pursuant to this Section 2.5 shall be borne by Buyer and Granite in inverse proportion as they may prevail on each matter resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted. The fees and expenses (if any) of Buyer's independent auditors incurred in connection with the review of any Notice of Disagreement shall be borne by Buyer, and the fees and expenses (if any) of Granite's independent auditors incurred in connection with their review of the Settlement Statement shall be borne by Granite.

                                   ARTICLE III

                          FCC APPLICATION; HSRA FILING

     3. FCC APPLICATION; HSRA FILING.

         3.1 FCC APPLICATION. As promptly as practicable after the date hereof but in any event no later than twenty (20) days hereafter, the parties hereto shall file with the FCC complete and accurate applications requesting its consent to the assignment of the KEYE Licenses from KBVO License to Buyer as contemplated herein, which shall include any necessary waivers (the "FCC Application"). The parties hereto will cooperate in the preparation of the FCC Application (including the furnishing to each other of copies of such application and request prior to filing) and will diligently take, or cooperate in the taking of, all necessary and desirable steps, provide any additional information required and otherwise use their efforts to prosecute the FCC Application, and to obtain promptly the requested consent and approval of the FCC to the assignment of the KEYE Licenses. Any fees assessed by the FCC incident to the filing or grant of the FCC Application shall be borne by Buyer. The parties hereto shall make available to one another, promptly after the filing thereof, copies of all correspondence, amendments, and reports filed on or prior to the Closing Date with the FCC by any parties hereto, as the case may be, in respect of KEYE. Each party shall notify the other parties hereto in the event it becomes aware of any other facts, actions, communications, or occurrences that might directly or indirectly affect the parties' intent or ability to effect prompt FCC approval of the transactions contemplated by this Agreement. Buyer and Sellers shall oppose any petitions to deny or other objections filed with respect to the FCC Application that are directed to Buyer or Sellers, respectively; PROVIDED, HOWEVER, that neither Buyer nor any Seller shall have any obligation to participate in any evidentiary hearing on the FCC Application. If any of the parties or their subsidiaries are required by the FCC to participate in any evidentiary hearing on the FCC Application, such party, at its option, by written notice of termination to the other parties, may terminate this Agreement; PROVIDED, HOWEVER, that the terminating party may not so terminate this Agreement if it or any of its Affiliates are in material default under any provision of this Agreement.

         3.2 HSRA FILING. As promptly as practicable after the date hereof but in any event no later than twenty (20) days hereafter, the parties hereto shall file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice ("DOJ") the notifications and other information required to be filed by such commission or department under the HSRA, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each of the parties hereto covenants to file as promptly as practicable such additional information as may be requested to be filed by such commission or department. Each of the parties hereto warrants that all such filings by it will be, as of the date filed, true and accurate in all material respects and in accordance with the requirements of the HSRA and any such rules and regulations. Buyer shall pay the filing fees payable under the HSRA in connection with the notifications and information described in this Section 3.2.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     4. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers, jointly and severally, represent and warrant to Buyer that:

         4.1 ORGANIZATION AND STANDING. Each of the Sellers: (a) is duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of

Delaware; (b) has the requisite corporate power and authority to enter into and perform this Agreement, and to own, lease and operate its business (including the business of KEYE) and assets (including the Broadcasting Assets) and to carry on its business as now being conducted and to perform the obligations required to be performed by it hereunder and to consummate the transactions contemplated hereby; and (c) is duly qualified to do business in every jurisdiction in which the nature of its business or the assets owned by it requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on KEYE, or materially impair the ability of any of Sellers to consummate the transactions contemplated by, or to satisfy their obligations under, this Agreement, or delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement (a "Seller Material Adverse Effect").

         4.2 AUTHORIZATION AND BINDING OBLIGATIONS. The execution, delivery and performance by each Seller of this Agreement are within the corporate powers of such Seller and have been duly and validly authorized by all necessary corporate action on the part of such Seller. This Agreement has been duly executed and delivered by each Seller and constitutes a valid and binding agreement of each Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors rights generally and the exercise of judicial discretion in accordance with general equitable principles.

         4.3 NO CONTRAVENTION; CONSENTS.

             4.3.1 NO CONTRAVENTION. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the provisions hereof by each Seller do not and will not, after the giving of notice, or the lapse of time, or otherwise: (a) conflict with, result in a breach of the terms of or contravene, the Certificate of Incorporation or Bylaws of any Seller or any other document relating to any Seller's governance; (b) subject to obtaining the consents and waivers and taking the actions on SCHEDULE 4.3.1, result in the breach of, or result in any violation of or default (with or without notice or lapse of time, or both) under, or conflict with, or give rise to a right of cancellation, termination or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any provision of any agreement or other instrument to which any Seller or any of its subsidiaries is a party or by which the property of any Seller or any of its subsidiaries is bound or affected or result in the creation of any Encumbrance upon any of the Broadcasting Assets, except in each instance, where such result would not, either individually or in the aggregate, have a Seller Material Adverse Effect; or (c) subject to the governmental filings and other matters referred to in
Section 4.3.2 hereof, violate or conflict with any laws, regulations, orders or judgments applicable to any Seller or any of their assets, including the Communications Act, except where such violation or conflict would not, either individually or in the aggregate, have a Seller Material Adverse Effect.

             4.3.2 CONSENTS. Except as set forth in SCHEDULE 4.3.1 or as required under the Communications Act or HSRA, no Seller or any of its Affiliates is required to obtain any consent, approval, authorization or waiver from, make any filing with, or take any action with respect to, any Governmental Authority in connection with the execution, delivery or performance by Sellers of this Agreement or any of the transactions contemplated hereby, except where the failure to obtain such consent, waiver, authorization or approval or the making of such filing or the taking of such actions would not, either individually or in the aggregate, have a Seller Material Adverse Effect.

         4.4 TITLE TO ASSETS.

             4.4.1    REAL PROPERTY.

                      (a) On the Closing Date, each Seller will have and will convey to Buyer good and insurable fee title, in the case of real property owned by such Seller, and good and valid title to the leasehold estates in all real property leased by such Seller, to be transferred by it hereunder, free and clear of all mortgages, security interests, pledges, claims, liens, charges, covenants, easements, rights of way, encroachments or any other encumbrances (collectively, "Encumbrances"), except for and subject only to Permitted Encumbrances.

                      (b) SCHEDULE 1-A sets forth: (i) all real estate (other than Excluded Assets) that is Used in the operations of KEYE; and (ii) the nature of the right, title or interest Sellers have in such real estate.

             4.4.2 PERSONAL PROPERTY. On the Closing Date, a Seller will have and will convey to Buyer good and valid title to all the personal property to be transferred hereunder, in each case free and clear of all Encumbrances, except for and subject only to Permitted Encumbrances.

             4.4.3 PERMITTED ENCUMBRANCES. None of the Permitted Encumbrances, individually or in the aggregate, requires any material alteration in the operation of the business of KEYE as presently conducted.

         4.5 LICENSES AND AUTHORIZATIONS.

             4.5.1 LICENSES. SCHEDULE 4.5 hereto contains a true and complete list of all KEYE Licenses. KBVO License is the authorized and legal holder of all of the KEYE Licenses. The KEYE Licenses constitute all of the licenses, permits or authorizations from the FCC necessary to entitle Sellers to own and operate KEYE and carry on its business as presently conducted.

             4.5.2 AUTHORIZATIONS. The KEYE Licenses are valid and in full force and effect, have been and are being complied with in all material respects, and all grants made by the FCC with respect to the KEYE Licenses are Final Orders. There is no (a) notice of investigation or apparent violation, violation, order, complaint, action or other proceeding pending or, to the knowledge of Sellers, threatened, or (b) to the knowledge of Sellers, investigation pending or threatened, before the FCC or any other Governmental Authority relating to KEYE. To the knowledge of Sellers, no event has occurred or condition or state of facts exists which constitutes, or after notice or lapse of time or both would constitute, grounds for revocation or termination of any KEYE License. KEYE has been operated by Sellers in all material respects in accordance with the KEYE Licenses and the Communications Act. Sellers have no reason to believe that the FCC Application might be challenged or might not be granted by the FCC in the ordinary course except as set forth in SCHEDULE 5.5.

         4.6 CONTRACTS.

     (a) SCHEDULES 1-A, 1-B, 1-C AND 1-D provide a true and complete listing of each contract, agreement and commitment (oral or written) to which a Seller or any of its subsidiaries is a party or by which a Seller or any of its subsidiaries is bound, and relating to the business or operations of KEYE (such contracts, agreements and commitments scheduled on SCHEDULES 1-A, 1-B AND 1-C, collectively are herein referred to as the "Contracts"), involving:

                  (i)      the purchase, sale or lease of real property;

                  (ii) the purchase, rental or use of any films, recordings, television programming or programming services that involves the payment after the date hereof of more than $10,000;

                  (iii) the purchase of merchandise, supplies or other personal property or the receipt of services that involves the payment after the date hereof of more than $10,000;

                  (iv) the lease, sublease or similar agreement with any Person under which any Seller or any of its subsidiaries is a lessor or sublessor of, or makes available for use to any Person, (A) any property of such Seller or any of its subsidiaries, or (B) any portion of the premises otherwise occupied by such Seller or any of its subsidiaries;

                  (v) the lease, sublease or similar agreement with any Person under which (A) any Seller or any of its subsidiaries is a lessee of, or holds or uses, any machinery, equipment, vehicle or other personal property owned by any Person or (B) any Seller or any of its subsidiaries is a lessor or sublessor of, or makes available for use by any Person, any personal property owned or leased by any Seller or any of its subsidiaries, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $10,000 and is not terminable by such Seller or any of its subsidiaries by notice of not more than thirty (30) days for a cost of less than $10,000;

                  (vi) any contract, agreement or commitment under which any Seller or any of its subsidiaries has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person or any other note, bond, debenture or other evidence of indebtedness issued to any Person;

                  (vii) any contract, agreement or commitment under which any Seller or any of its subsidiaries has, directly or indirectly, made any loan, advance, extension of credit or capital contribution to, or investment in, any Person (other than to another Seller and other than to officers and employees of any Seller for travel, business, relocation and similar expenses in the ordinary course of business);

                  (viii) any mortgage, pledge, security agreement, deed of trust or other instrument granting an Encumbrance upon any property of any Seller or any of its subsidiaries;

                  (ix) any contract, agreement or commitment under which any Seller or any of its subsidiaries is currently or may become obligated to indemnify any other Person or otherwise to assume any material liability with respect to Liabilities relating to any current or former business of KEYE, KBVO or any predecessor Person;

                  (x) the sale of broadcast time for advertising or other purposes for cash which was not made in the ordinary course of business consistent with past practice;

                  (xi) any guarantee of the obligations of any Person by any Seller or any of its subsidiaries;

                  (xii) any transaction other than in the ordinary course of business;

                  (xiii) any contract, agreement or commitment relating to a joint venture or similar arrangement with another Person or entity with respect to all or any part of the operations of KEYE or any of its material assets;

                  (xiv) any sales agency, advertising representative or advertising or public relations contract, agreement or commitment that involves the payment after the date hereof of more than $10,000;

                  (xv) any Trade Agreement or other contract, agreement or commitment with advertisers for broadcasting or commercial time on KEYE in exchange for goods or services that provides for the provisioning of time after the date hereof with a value of more than $10,000;

                  (xvi) any employee collective bargaining agreement, employment agreement (other than employment agreements terminable by any Seller or any of its subsidiaries without penalty on notice of thirty (30) days or less under which the only obligation of such Seller or any of its subsidiaries is to make current wage or salary payments and provide current fringe benefits), consulting advisory or service agreement, or covenant not to compete;

                   (xvii) any contract, agreement or commitment with employees (other than any employment agreements disclosed in response to clause
         (xvi) above or excluded therefrom or any Employee Plan), agents or attorneys-in-fact of any Seller or any of its subsidiaries;

                  (xviii) any contract, agreement or commitment (other than this Agreement) with (A) Granite or any of its Affiliates or (B) any officer, director or employee of Granite or any Affiliate of Granite (other than employment agreements disclosed in response to clause (xvi) above and any Employee Plan); or

                  (xix) any other contract, agreement, commitment, understanding or instrument which is material to KEYE.

         (b) SCHEDULE 4.6 also contains a copy of KEYE's syndicated program and feature film "Inventory Report" as of March 3l, 1999. Such report has been prepared in the normal course of KEYE's business in a manner consistent with prior reports, but it has not been audited by or on behalf of KEYE. The information contained in such report is, to the knowledge of Sellers , accurate in all material respects.

         (c) Sellers have delivered to Buyer true, complete and current copies of all written Contracts, and materially accurate and current descriptions of all oral Contracts, if any. All of the Contracts are in full force and effect, and are valid, binding and enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally. There is not
(x) under any such Contract any default by any Seller or any of its subsidiaries or, to the knowledge of Sellers, any other party thereto or, (y) any event that, after notice or lapse of time, or both, could constitute a default under any such Contract, in each case that could reasonably be expected to result in a Seller Material Adverse Effect. None of Sellers has received notice or been otherwise advised of the intention of any party to terminate any of the Contracts.

         (d) Except as disclosed in SCHEDULE 1-C, there exist no consulting, employment, change in control, severance or termination agreements currently in effect between any Seller and any current or former employee of KEYE.

4.7 FRANCHISES, TRADEMARKS AND TRADE NAMES. All franchises, trademarks, patents, tradenames, service marks and call letters owned, licensed or otherwise Used with respect to KEYE (collectively, "Intellectual Property") are set forth on

SCHEDULE 4.7 hereto and are owned or licensed for use by one of Sellers.

         (a) (i) All Intellectual Property has been duly registered in, filed in or issued by the appropriate Governmental Authority where such registration, filing or issuance is necessary for the business of KEYE as currently conducted and (ii) the Sellers own, license or otherwise have the right to use all Intellectual Property and trade secrets, inventions, know-how, formulae, processes, procedures and computer software ("Technology") used in connection with KEYE as its business is currently conducted. To the knowledge of Sellers, no Technology currently used in connection with KEYE has been used, divulged or appropriated for the benefit of any person other than Sellers, except where such use, divulgence or appropriation would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

         (b) To the knowledge of Sellers, no other Person has violated, infringed upon, misused, misappropriated or otherwise come into conflict with any Intellectual Property or Technology used in connection with KEYE, except for any such violation, infringement, misuse, misappropriation or other conflict which could not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect. None of Sellers has made any pending claim in writing of a violation, infringement, misuse or misappropriation by others of rights of any Seller to or in connection with any Intellectual Property or Technology used in connection with KEYE and its business as currently conducted.

         There are no interferences or other contested inter partes proceedings, either pending or, to the knowledge of Sellers, threatened, in any copyright office or patent and trademark office or by any other Governmental Authority relating to any pending application for any Intellectual Property owned by any Seller that could reasonably be expected to have a Seller Material Adverse Effect.

         (c) None of Sellers has violated, infringed upon, misused, misappropriated or otherwise come into conflict with any intellectual property of any other Person, except for any such violation, infringement, misuse, misappropriation or other conflict which could not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.


         (d) None of Sellers has received any written charge, complaint, claim, demand or notice alleging any such violation, infringement, misuse, misappropriation or other conflict (including any claim that any Seller must license or refrain from using any such intellectual property or other proprietary information of any other Person) which has not been settled or otherwise fully resolved, nor is there any action, pending or, to the knowledge of Sellers, threatened against any Seller claiming that such Seller has, whether directly, contributorily or by inducement, interfered with, infringed, or misappropriated or come into conflict with any other intellectual property.

         4.8 EMPLOYEE MATTERS.

             4.8.1 ERISA. Copies of the plan documents and summary plan descriptions, if applicable, for each Employee Plan have been provided or made available to Buyer. Each Employee Plan has been operated in accordance with applicable law (including ERISA and the Code), the plan documents and collective bargaining agreements, if any, except to the extent that Buyer would not have any material liability for a breach thereof. There are no material undisclosed Liabilities in respect of the Employee Plans with respect to which Buyer could be liable. Sellers have not contributed to any multiemployer plans as defined in Section 3(37) of ERISA which would subject Buyer to any Liability.

             4.8.2 EMPLOYMENT AND VACATION LEAVE. Pursuant to terms of Sellers' vacation leave policy and sick leave policy, KEYE employees are not permitted to carry over any unused vacation days or sick days to subsequent years.

             4.8.3 EMPLOYEES. SCHEDULE 4.8.3 contains, as of the date of this Agreement, a list of all individuals employed by KEYE (the "KEYE Employees"), including names, date of hire, current rate of compensation, employment status (I.E., active, disabled, on leave and reason therefor) and whether full-time or part-time. No KEYE Employee shall be entitled to receive any termination, severance or deferred compensation payment as a result of the transactions contemplated by this Agreement under any arrangements with Sellers or their Affiliates.

         4.9 FINANCIAL STATEMENTS. The: (a) unaudited balance sheet and the related statements of operations of KEYE as of and for the fiscal years ended December 31, 1996, 1997 and 1998; and (b) the interim unaudited financial statements (i) for the fiscal quarter ended March 31, 1999 and (ii) to be delivered pursuant to Section 6.1.3 hereof, are (to the extent prepared) set forth on SCHEDULE 4.9 hereof. The financial statements referred to above have been (or will be in the case of a future delivery) prepared in accordance with GAAP consistently applied (other than lack of footnotes, and, in the case of interim financial statements, normal year-end adjustments), are (or will be) complete and correct in all material respects, accurately reflect (or will accurately reflect) the books, records and accounts of KEYE and fairly present (or will fairly present) in all material respects the financial position of KEYE as of their respective dates and the results of its operations for the periods then ended (or ending). From December 31, 1998 until the date hereof, none of Sellers has incurred any material Liabilities relating to the business or operations of KEYE, except Liabilities (A) that are accrued, reflected or reserved against in the March 31, 1999 balance sheet of KEYE, (B) for Taxes with respect to current operations, (C) that were incurred after March 31, 1999 in the ordinary course of business, or (D) that are set forth on the Schedules hereto.

         4.10 LITIGATION; COMPLIANCE.

             4.10.1 LITIGATION. Except for administrative rulemaking, legislation or other proceedings of applicability to the television broadcast industry generally: (a) there is, as of the date hereof, no civil, criminal or administrative action, notice of apparent violation, suit, demand, claim, complaint, hearing, litigation, action, proceeding or investigation of any nature pending and, to the knowledge of Sellers, no such matter is threatened against Sellers, KEYE or the Broadcasting Assets, which: (i) would, individually or in the aggregate, reasonably be expected to result in a Seller Material Adverse Effect, or (ii) seeks to enjoin, prohibit or otherwise challenge the transactions contemplated hereby; and (b) no writ, injunction, judgment, award, order or decree has been rendered affecting any Seller, KEYE or the Broadcasting Assets which would, individually or in the aggregate, reasonably be expected to result in a Seller Material Adverse Effect.

             4.10.2 COMPLIANCE. No Seller has violated or is in default under any order, law, rule, regulation, ordinance, policy, judgment, writ or decree of the FCC or any other Governmental Authority, which default or violation would reasonably be expected to have a Seller Material Adverse Effect. Sellers hold all KEYE Licenses and all other material permits reasonably necessary for them to own, lease or operate their properties and assets and to carry on the business of KEYE as currently conducted, and there has occurred no material default under any KEYE License or any such other material permit. Sellers are in material compliance with all judgments, orders, decrees, statutes, laws, ordinances, rules and regulations of any Governmental Authority applicable to them.

         All returns, notices, reports, statements, applications or other filings required to be filed by Sellers with the FCC since January 1, 1998 and all material returns, notices, reports, statements, applications or other filings required to be filed by Sellers with any other Governmental Authority since January 1, 1998, in each case with respect to KEYE or the Broadcasting Assets, have been filed and complied with in all material respects and are complete, correct and current in all material respects. Sellers have timely paid, or caused to be paid, to the FCC all annual regulatory fees payable with respect to the KEYE Licenses.

         4.11 LABOR MATTERS. Except as disclosed on SCHEDULE 4.11, no Seller is the subject of any suit, action or proceeding which is pending or, to the knowledge of Sellers, threatened with respect to the business or operations of KEYE, asserting that any Seller has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel any Seller to bargain with any labor organization as to terms and conditions of employment. No strike, lockout or other work stoppage or material labor dispute involving any Seller and relating to the business or operations of KEYE is pending or, to the knowledge of Sellers, threatened, and there is no current petition, proceeding or other similar activity involving any employees of any Seller seeking to certify a collective bargaining unit or engaging in any other organizational activity. No Seller is a party to, or bound by, any collective bargaining agreement or other contract with a labor union or labor organization relating to employees of KEYE. With respect to KEYE and its employees, Sellers have complied in all material respects with all laws relating to wages, hours, collective bargaining and the payment of social security and similar Taxes, and no Person has asserted that any Seller is liable in any material amount for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

         4.12 TAXES. Each Seller has timely filed with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) required to be filed through the date hereof for which such Seller would have a material Liability for Taxes. Except as set forth on SCHEDULE 4.12, no claims are pending which could give rise, or have given rise, to a material Tax Encumbrance with respect to any of the Broadcasting Assets. Except as set forth on SCHEDULE 4.12, no issues are currently pending on any Tax audit or other proceeding relating to Taxes involving the Broadcasting Assets which may affect the Tax position of Buyer after the Closing Date, including affecting the determination of useful life, basis or method of depreciation, amortization or accounting of any of the Broadcasting Assets.

         4.13 ENVIRONMENTAL MATTERS.

              4.13.1 ENVIRONMENTAL LAWS. As it relates to the operations of KEYE, each Seller is in compliance with all applicable Environmental Laws where the failure to so comply would have a Material Adverse Effect, and no Seller has received any communication (written or oral) from any Person (including any Governmental Authority) that alleges that any Seller is not in such compliance.

             4.13.2 ENVIRONMENTAL PERMITS. As it relates to the operations of KEYE, (a) Sellers have obtained or applied for all Environmental Permits necessary for Sellers to hold in connection with the operation of KEYE, (b) Sellers are in material compliance with all terms and conditions of the Environmental Permits held by Sellers and (c) no Seller has been advised by any Governmental Authority of any potential material change in the terms and conditions of any Environmental Permit, either prior to or upon its renewal.

             4.13.3 ENVIRONMENTAL CLAIMS. There are no Environmental Claims:
(a) pending or, to the knowledge of Sellers, threatened, against any Seller; or
(b) to the knowledge of Sellers, pending or threatened (x) against any Person whose liability for any Environmental Claim any Seller has or may have retained or assumed, either contractually, by operation of law or otherwise, (y) arising out of or related to any property currently owned, leased or operated by any Seller or any of its Affiliates or arising out of or related to any property formerly owned, leased or operated by any Seller or any of its Affiliates.

             4.13.4 RELEASES. To the knowledge of Sellers, there have been no Releases or threatened Releases of any Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim against any Seller, or against any Person whose liability for any Environmental Claim any Seller has or may have retained or assumed either contractual1y, by operation of law or otherwise, in each case the result of which is reasonably likely to have a Seller Material Adverse Effect;

         4.14 SUFFICIENCY OF BROADCASTING ASSETS; OWNERSHIP OF KEYE ASSETS. The Broadcasting Assets and Excluded Assets comprise all the assets employed by Sellers in connection with the operation of KEYE as its business is currently conducted. The Broadcasting Assets are, in the judgment of Sellers (except for Excluded Assets), sufficient for the operation of KEYE immediately following the Closing in substantially the same manner as currently conducted. No assets Used in connection with the business or operations of KEYE are owned, leased or otherwise held by any subsidiary or Affiliate of Granite that is not a Seller. The KEYE Employees all are employees of Granite and its Affiliates primarily engaged in the operations of KEYE and all are employed by one of Sellers.

         4.15 INSURANCE. A list of each insurance policy of any Seller that insures any part of KEYE, its business or its assets is set forth on SCHEDULE
4.15. All such policies are in full force and effect.

         4.16 YEAR 2000. Sellers believe that they are using all reasonable efforts to assure that all material computer software used by KEYE in its business as currently conducted and other applicable material technology used by KEYE in its business as currently conducted will be able to operate consistently after December 31, 1999 to accurately process, provide and receive date data (including calculating, comparing and sequencing) from, into and between the Twentieth and Twenty-First Centuries, including the years 1999 and 2000 and make leap-year calculations. Sellers believe that they are using all reasonable efforts to assure that the Year 2000 date change will not adversely affect the systems and facilities that support the operation of KEYE and its business as currently conducted, except as could not reasonably be expected to have a Material Adverse Effect on KEYE. Sellers have provided Buyer with copies of any reports or other written communications that any Seller or any of its subsidiaries has submitted to the FCC or any other Governmental Authority with respect to the subject matter of this Section 4.16. The information contained in each such report or other communication was true and correct in all material respects as of its respective date.

         4.17 CABLE MATTERS. SCHEDULE 4.17 sets forth:

                  (a) a list of all U.S. cable television systems which carry KEYE's signal, other than those which have fewer than 2,000 subscribers;

                  (b) a list of all Market Cable Systems to which KEYE has provided a must-carry notice or retransmission consent notice in accordance with the provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the applicable FCC regulations (collectively, the "Cable Act Requirements") for the three-year period ending 1999, and a list of all Market Cable Systems to which KEYE has not provided any such must-carry or retransmission consent notice;

                  (c) a list of all retransmission consent and/or copyright indemnification agreements entered into by Sellers with respect to KEYE for the three-year period ending 1999 ;

                  (d) a list of all retransmission consent notices referred to in clause (b) above which were not delivered to the Market Cable System in question on or before the date required under the Cable Act Requirements for such notices to be effective for the three-year period ending in 1999;

                  (e) a list of all Market Cable Systems which are carrying KEYE's signal and which, for the three-year period ending 1999, have given notice of such Market Cable System's intention to delete KEYE from carriage or to change KEYE's channel position on such cable system, other than pursuant to any agreement described in clause (c) above;

                  (f) a list of all notices received during the three-year period ending 1999, from any Market Cable System alleging that KEYE does not deliver an adequate signal level, as defined in 47 C.F.R. ss. 76.55(c) (3), to such Market Cable System's principal headend (other than any such notice as to which such failure has been remedied or been determined not to exist), and a list of all further correspondence with or from any such Market Cable System relating to such notice;

                  (g) a list of all pending petitions for special relief filed by Sellers with the FCC to include any additional community or area as part of KEYE's television market, as defined in 47 C.F.R. ss. 76.55(e); and

                  (h) a list of all pending petitions for special relief filed by, or served upon, Sellers with the FCC requesting the deletion of any community or area from KEYE's television market.

         Sellers have delivered to Buyer true and correct copies of all material notices, agreements, correspondence, petitions and other items described in clauses (c)-(h) of this Section 4.17.

         4.18 ABSENCE OF MATERIAL ADVERSE EFFECT. Except as disclosed in
SCHEDULE 4.18, between December 31, 1998 and the date hereof, the business and operations of KEYE have been conducted in the ordinary course consistent with past practice, and there has not been any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Seller Material Adverse Effect.

         4.19 DIGITAL TELEVISION. KEYE has been assigned a channel (Channel 43) by the FCC for the provision of digital television ("DTV") service.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Sellers that:

         5.1 ORGANIZATION AND STANDING. Buyer: (a) is a corporation duly organized, validly existing and in good standing under the law of the Commonwealth of Pennsylvania; (b) has full corporate power and authority to own its properties and to transact the business in which it is currently engaged and to perform the obligations required to be performed by it hereunder and to consummate the transactions contemplated hereby; and (c) is duly qualified to do business and in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted by it requires such qualification, except where the failure to so qualify would not materially adversely impair the ability of Buyer to consummate the transactions contemplated by, or to satisfy its obligations under, this Agreement, or delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect").

         5.2 AUTHORIZATION AND BINDING OBLIGATIONS. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

         5.3 NO CONTRAVENTION. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the provisions hereof by Buyer does not and will not, after the giving of notice, or the lapse of time, or otherwise: (a) conflict with or violate any provisions of the Articles of Incorporation or Bylaws of Buyer; (b) result in the breach of, conflict with, require any consent under, or constitute a default under, the provisions of any agreement or other instrument to which Buyer is a party or by which the property of Buyer is bound or affected, except in each instance, where such result would not, either individually or in the aggregate, have a Buyer Material Adverse Effect; or (c) subject to the Governmental filings referred to in Article III hereof, violate or conflict with any laws, regulations, orders or judgments applicable to Buyer or its assets, except where such violation or conflict would not, either individually or in the aggregate, have a Buyer Material Adverse Effect.

         5.4 LITIGATION. Except for administrative rulemaking or other proceedings of general applicability to the television broadcast industry, there is, as of the date hereof, no civil, criminal or administrative action, notice of apparent violation, notice of apparent liability, suit, demand, claim, complaint, hearing, litigation, action, proceeding or investigation of any nature pending or, to Buyer's knowledge, threatened against or affecting it that would have a Buyer Material Adverse Effect.

         5.5 ABSENCE OF KNOWLEDGE AS TO CERTAIN FACTS. Except as set forth on
SCHEDULE 5.5, as of the date hereof, Buyer has no knowledge of any fact that would, under existing law (including the Communications Act) and existing rules, regulations and practices of the FCC, disqualify Buyer as an assignee of the KEYE Licenses or as owner and operator of KEYE or impair Buyer's ability to obtain a Final Order. Buyer will not take any action that it knows or has reason to know would cause such disqualification and Buyer will not fail to take any action if it knows or has reason to know that the failure to take such action would cause such disqualification.

         5.6 FINANCIAL CAPACITY. As of the Closing, Buyer will have cash available that is sufficient to enable it to pay the Purchase Price.

         5.7 SOPHISTICATION; DUE DILIGENCE. Buyer hereby certifies and represents that it is experienced, sophisticated and knowledgeable in the making of investments, that Sellers have permitted Buyer access to KEYE and the Broadcasting Assets for the purpose of inspecting them, and that Buyer has relied upon said examination and not upon statements, representations or warranties made by any Seller, its agents or any other Person (other than the express representations and warranties of Sellers contained herein) in deciding to purchase the Broadcasting Assets.


                                   ARTICLE VI

                                    COVENANTS

     6. COVENANTS.

         6.1 COVENANTS OF SELLERS RELATING TO CONDUCT OF BUSINESS TO CLOSING.

             6.1.1 CONDUCT OF BUSINESS. Except as otherwise expressly permitted or required by the terms of this Agreement, each Seller covenants and agrees that, from the date of this Agreement to the Closing, it shall (x) conduct the business and operations of KEYE in the normal and ordinary course in substantially the same manner as heretofore conducted (including actions relating to Trade Agreements) and in compliance in all material respects with all applicable laws, rules and regulations and the terms of the KEYE Licenses,
(y) use reasonable efforts consistent with normal business practices to preserve and promote such business and operations, keep available the services of the KEYE Employees and preserve the relationships of KEYE with customers, suppliers, licensors, licensees, distributors and others with whom KEYE deals, and (z) maintain the budgeted level of expenditures for marketing and promotions and the budgeted level of capital expenditures. In addition (and without limiting the generality of the foregoing), except as otherwise expressly permitted or required by the terms of this Agreement, each Seller shall not do any of the following in connection with the business or operations of KEYE without the prior written consent of Buyer (which consent shall not be unreasonably withheld in the case of clause (c) below):

                           (a) sell, assign, lease or otherwise transfer or
dispose of any of the Broadcasting Assets, except where such disposition is in the ordinary course of business and the assets involved are either: (i) no longer Used or useful; or (ii) replaced with a substantially equivalent asset of substantially equivalent kind, condition and value;

                           (b) create, assume or permit to exist any Encumbrance
(other than Permitted Encumbrances) affecting any of the Broadcasting Assets;

                           (c) amend or terminate any Contract or series of
related Contracts or enter into any new contract, agreement or commitment or series of related contracts, agreements or commitments, in any instance involving payments of more than $100,000, which might be binding on or affect the Broadcasting Assets, KEYE or Buyer on or after the Closing; PROVIDED, HOWEVER, that (i) Sellers shall not amend or terminate or enter into any new contract, agreement or commitment that may be binding on or affect the Broadcasting Assets, KEYE or Buyer on or after the Closing of the type referred to in Section 4.6(a)(i), (iv), (vi), (vii), (viii), (xi), (xii) or

(xviii), and (ii) Sellers shall not amend or terminate or enter into any new employment or similar agreement that may be binding on or affect the Broadcasting Assets, KEYE or Buyer after the Closing with any KEYE Employee in each case of clauses (i) and (ii), regardless of the dollar amount; PROVIDED FURTHER, HOWEVER, that Sellers shall be permitted to enter into new Trade Agreements, new programming contracts and amendments to existing programming contracts and Trade Agreements after consultation with Buyer with respect thereto; or


                  (d) cause or permit, by any act or failure to act, any of the KEYE Licenses or other material permits of Sellers relating to KEYE to expire or to be revoked, suspended or modified, or take, or fail to take, any action that would be reasonably likely to cause the FCC or any other Governmental Authority to institute proceedings for the suspension, revocation or adverse modification of any of the KEYE Licenses or other material permits of Sellers relating to KEYE.

              6.1.2 INSURANCE. Sellers shall cause to be maintained in effect until the Closing existing or comparable replacement casualty, liability, business interruption and other insurance with respect to the Broadcasting Assets or the business or operations of KEYE, the list of the policies governing which are set forth on SCHEDULE 4.15.

              6.1.3 FINANCIAL STATEMENTS. Granite shall furnish to Buyer within twenty (20) days after the end of each fiscal month: (a) an unaudited balance sheet and the related statements of operations of KEYE as of the end of such month and for such month and for the period of its fiscal year then ended, in each case in accordance with Section 4.9 hereof; and (b) a monthly pacing report for such month.

              6.1.4 ADVISE OF CHANGES. From the date hereof until Closing, Granite shall promptly notify Buyer of (a) the occurrence of any matter or event that is reasonably likely to have a Seller Material Adverse Effect, and (b) the commencement of any litigation pending or, to the knowledge of Sellers, threatened (x) against any Seller with respect to KEYE or the Broadcasting Assets and/or (y) that challenges or seeks any damages or other payments in connection with the transactions contemplated hereby.

         6.2 CONSENTS AND APPROVALS. Sellers will, prior to the Closing Date, use commercially reasonable efforts to obtain or cause to be obtained consents to the assignment to Buyer of all assets, leases, contracts, agreements and commitments included in the Broadcasting Assets that require the consent of any third party by reason of the transactions provided for in this Agreement. Each party shall cooperate with the other to obtain any such consents or approvals subject to Article XVI hereof. Sellers shall use commercially reasonable efforts to: (a) obtain the consent to assignment of the Rooftop License Agreement between KBVO and Crescent Real Estate Equities Limited Partnership, as listed on
SCHEDULE 1-A hereto; or (b) if such consent cannot be obtained, enter into a replacement rooftop access agreement granting rooftop access to Buyer on terms not materially more disadvantageous to Buyer than those contained in the current license agreement.

         6.3 NO SHOP. After the date hereof and prior to Closing or the earlier termination of this Agreement pursuant to Section 17.1 hereof, no Seller shall, and each Seller shall use its best efforts to cause its respective officers, directors, employees, agents, representatives and Affiliates controlled by Sellers not to, either directly or indirectly, entertain or conduct discussions with or provide any confidential information or data to any Person with respect to any offer or proposal for the purchase or sale of any material portion of the Broadcasting

Assets or any interests in KBVO or KBVO License, or with respect to any merger, acquisition, combination, consolidation or similar transaction involving, KBVO, KBVO License, KEYE or the Broadcasting Assets, or enter into any agreement or transaction relating to any of the foregoing, in each instance, other than with respect to the sale of assets in the ordinary course of business consistent with
Section 6.1.1(a).

         6.4 ACCESS, INFORMATION AND ENVIRONMENTAL ASSESSMENT. Sellers covenant and agree that, pending the Closing, each Seller shall give Buyer and its counsel, accountants, engineers, investment bankers, potential lenders and other authorized representatives reasonable access, at Buyer's risk and expense, during normal business hours throughout the period prior to the Closing or the earlier termination of this Agreement pursuant to Section 17.1 hereof, to all of KEYE's books, records (including all employee files), agreements, reports and other documents and all of the Broadcasting Assets to be acquired hereunder and shall furnish Buyer, its counsel, accountants, engineers, investment bankers, potential lenders and other authorized representatives during such period with copies of all information concerning the affairs of KEYE as they may reasonably request in order to enable Buyer to make such examinations and investigations thereof as it shall deem necessary, including, without limitation, all contracts, agreements, commitments and leases included in the Broadcasting Assets and any amendments, renewals or other modifications thereof, and each Seller will make appropriate officers, employees, attorneys, agents and accountants available to discuss with Buyer and its representatives such aspects of the business and operations of KEYE as Buyer may reasonably require (it being understood that the foregoing shall include such access as Buyer may reasonably require to the management of Sellers to enable Buyer to obtain information about the KEYE Employees that Buyer will employ after it acquires the Broadcasting Assets); PROVIDED, HOWEVER, that in each instance mutually satisfactory arrangements shall be made in advance in order to avoid interruption and minimize interference with the normal business and operations of KEYE and to preserve any applicable attorney-client privilege or third party confidentiality obligation.

                  Within forty-five (45) days after the execution of this Agreement, Buyer shall obtain, at its expense, and present to Granite, a Phase I environmental report (the "Phase I Report") from a licensed environmental engineer or firm (which shall be reasonably acceptable to Granite) with respect to all real property related to the operations of KEYE listed as items 1, 2 and 3 on SCHEDULE 1-A. If the Phase I Report discloses conditions which require, in the reasonable opinion of the environmental engineer or firm performing the assessment, further sampling or investigation, Sellers shall grant Buyer and its agents reasonable access to KEYE's real property, and Buyer shall cause such sampling or investigation to be performed within thirty (30) days after receipt of the Phase I report at its expense and shall present the results and recommendations of the engineer or firm to Granite (the "Phase II Report"). Sellers shall promptly correct or remediate any environmental, health or safety violations or conditions disclosed in the Phase I Report or the Phase II Report, to the extent required by Environmental Law ("Remediate"), it being understood that the remediation may continue following the Closing. Notwithstanding the foregoing, if the cost to Remediate is reasonably likely, in the judgment of Buyer's engineer or firm, to exceed $10,000,000, Sellers may, at their option, terminate this Agreement. Buyer may terminate this Agreement, in the event Sellers fail to Remediate prior to

Closing (and do not covenant to Remediate promptly after Closing). Subject to the foregoing termination rights, neither the Phase I Report and the Phase II Report nor the remediation efforts in response thereto shall hinder or delay the Closing of the transactions contemplated by this Agreement.

         Whether or not the transactions contemplated by this Agreement proceed to Closing, Buyer shall indemnify Sellers from and against, and pay or reimburse Sellers for, any costs incurred by Sellers in restoring any real property that was the subject of a Phase I or Phase II environmental investigation to the condition it was in before such investigation and for any other costs of repairing any damage to or alteration of such property, in either case caused by the acts or omissions of Buyer or Buyer's environmental engineer or firm during the course of the Phase I or Phase II investigation.

         6.5 TITLE INSURANCE. At Buyer's request and expense, Granite shall obtain and deliver to Buyer, within sixty (60) days after the date hereof, the following:

              6.5.1 TITLE COMMITMENT. With respect to the parcels of real estate set forth in items 1 and 2 of SCHEDULE 1-A (a) a commitment of a title company reasonably satisfactory to Buyer to issue an owner's title insurance policy on an American Land Title Association ("ALTA") form, insuring Buyer's fee simple title in such real estate in an amount reasonably agreed to by Buyer and Granite at its ordinary premium rates, free and clear of all Encumbrances other than Permitted Encumbrances and with all standard printed exceptions waived and, at Buyer's option, to contain (to the extent available and reasonable for such property) such affirmative insurance or endorsements as desired and (b) such customary affidavits, certificates, tax forms and indemnities as are reasonably required by the title insurance company.

              6.5.2 SURVEY. Currently dated as-built ALTA surveys in form and content reasonably satisfactory to Buyer certified by a duly licensed and registered land surveyor (reasonably satisfactory to Buyer) of the real estate set forth in items 1 and 2 of SCHEDULE 1-A hereof and owned by a Seller.

         6.6 BUYER'S COVENANTS. Buyer covenants and agrees that, prior to
Closing:

              6.6.1 LITIGATION. Buyer shall notify Granite of any litigation pending or, to its knowledge, threatened against or affecting Buyer which challenges or seeks any damages or other payments in connection with the transactions contemplated hereby that could reasonably be expected to have a Buyer Material Adverse Effect.

              6.6.2 EMPLOYEE NOTIFICATION REQUIREMENTS. Buyer shall provide timely notice to Transferred Employees pursuant to the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.ss. 2102-09, if applicable, and any similar provision of applicable state law for actions of Buyer after Closing which are the sole trigger of such notification requirement. Buyer also shall provide to the collective bargaining representatives, if any, of the Transferred Employees such notice as may be required for decision or effects bargaining under the National Labor Relations Act, 29 U.S.C. ss. 151 et seq.

         6.7 NO BREACH OF REPRESENTATIONS AND WARRANTIES. Prior to Closing, none of Buyer or Sellers shall take any action that would cause any of their respective representations and warranties made in this Agreement (or any document delivered in connection herewith) to be materially untrue, incorrect or inaccurate.

         6.8 CONFIDENTIALITY AGREEMENTS. At the Closing, each Seller shall assign its rights under each confidentiality agreement entered into by such Seller with any Person to the extent (a) such rights relate to KEYE, the Broadcasting Assets or the Assumed Obligations, and
(b) such assignment would be permitted under such confidentiality agreement. Copies of each such confidentiality agreement shall be provided to Buyer on the Closing Date, to the extent permitted under such confidentiality agreement.

         6.9 CABLE CARRIAGE. Sellers shall not fail to timely provide to any Market Cable System a must-carry notice or retransmission consent notice in accordance with the Cable Act Requirements (including any such notice necessary for such notice to be effective for the three-year period beginning in 1999 and ending in 2002), provided Sellers shall not make any such election or reach any material agreement or understanding with any Market Cable System on the subject of retransmission consent or must-carry under the Cable Act Requirements without Buyer's consent, which shall not be unreasonably withheld.

         6.10 POST-CLOSING COOPERATION.

              6.10.1 TRANSITION. Buyer and Sellers shall cooperate with each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other, for a period of 180 days after the Closing to ensure the orderly transition of KEYE and the Broadcasting Assets from Sellers to Buyer and to minimize any disruption to the business or operations of KEYE and the other respective businesses of Sellers and Buyer that might result from the transactions contemplated hereby. After the Closing, upon reasonable written notice, Buyer and Sellers shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the business and operations of KEYE (to the extent within the control of such party) as is reasonably necessary for financial reporting and accounting matters and the conduct of litigation and other proceedings.

              6.10.2 TAX RETURNS. After the Closing, upon reasonable written notice, Buyer and Sellers shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Broadcasting Assets and the business or operations of KEYE (including access to books and records) as is reasonably necessary for the filing of all Tax returns, and making of any election related to Taxes, the preparation for any audit by any Taxing authority, and the prosecution or defense of any claim, suit or proceeding related to any Tax return. Sellers and Buyer shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving KEYE.

              6.10.3 INSURANCE. Subject to the provisions of Article X hereof, in the event that between December 31, 1998 and the Closing any Broadcasting Asset suffers any damage, destruction or other casualty loss, all applicable Sellers shall, or shall cause their subsidiaries to, surrender to Buyer at or after the Closing (a) all insurance proceeds (other than business interruption and "extra expense" insurance proceeds for periods prior to closing) received with respect to such damage, destruction or loss that were not applied to repair, restore or replace such asset, and (b) all rights (excluding rights with respect to lost revenues and profits prior to Closing) of such Seller and its subsidiaries with respect to any causes of action, whether or not litigation has commenced as of the Closing, in connection with such damage, destruction or loss to the extent they relate to a Broadcasting Asset that was not repaired, replaced or restored.

              6.10.4 SUPPLIES. Buyer shall not use stationery, purchase order forms or other similar paper goods or supplies, that state or otherwise indicate thereon that KEYE is a division or unit of any of Sellers or any of their Affiliates more than 180 days after the Closing Date without first crossing out or marking over such statement or indication or otherwise clearly indicating on such supplies that KEYE is no longer a division or unit of any of Sellers or any of their Affiliates.

              6.10.5 INTELLECTUAL PROPERTY AND TECHNOLOGY. To the extent permitted by any third party licensor, and subject to the execution of an appropriate license agreement in the case of trademarks or service marks, Buyer shall have a limited license to use the Intellectual Property and Technology not transferred as part of the Broadcasting Assets but used in the business or operations of KEYE for a period of 180 days after Closing; PROVIDED, THAT, Buyer shall use all reasonable efforts to make the transition to its own computer programs and systems as quickly as possible.


         6.11 OTHER COVENANTS. Each party agrees to perform its respective obligations undertaken in the Schedules hereto.


                                   ARTICLE VII

                           CONDITIONS PRECEDENT TO THE

                           OBLIGATIONS OF THE PARTIES

      7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES.

         7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER. The obligations of Buyer under this Agreement are subject, at Buyer's option, to the satisfaction on or prior to the Closing of each of the following express conditions precedent:

              7.1.1 FCC CONSENT. The FCC (including, for purposes hereof, the FCC staff under delegated authority) shall have consented to the assignment of the KEYE Licenses from KBVO License to Buyer (the "Initial Order") without any condition or qualification that is materially adverse to Buyer or any of its Affiliates (except as set forth in SCHEDULE 5.5), and, at Buyer's option, such consent shall have become a Final Order.

              7.1.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers contained in this Agreement that are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects at the date hereof and at and as of the Closing Date as though made on the Closing Date, except insofar as any such representation or warranty expressly relates to any specified earlier date (in which case any such representation and warranty qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). For purposes of this Section 7.1.2 only: (a) "material" means material to the business, property and assets, condition (financial or other), results of operations or prospects of KEYE, taken as a whole and (b) "Material Adverse Effect" (and, therefore, "Seller Material Adverse Effect") when used in any representation or warranty shall include prospects as provided in the definition thereof.

              7.1.3 COMPLIANCE WITH AGREEMENT. Sellers shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

              7.1.4 NO OBSTRUCTIVE PROCEEDING.

                    (a) NO GOVERNMENTAL INTERVENTION. No action or proceeding seeking to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or to commence any investigation into the consummation of this Agreement or the transactions contemplated hereby shall be pending or, to the knowledge of Buyer or Sellers, threatened against Buyer, Sellers, KEYE or the Broadcasting Assets.

                    (c) NO ORDER. No order, decree or judgment of any Governmental Authority shall be subsisting against any of the parties to this Agreement which would render it unlawful or materially restrain or limit Buyer's ability, as of the Closing Date, to effect the transactions contemplated hereunder.

              7.1.5 AUTHORIZATION. Buyer shall have received certified copies of all the respective actions taken by Sellers authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder.

              7.1.6 OPINION OF FCC COUNSEL. Buyer shall have received the written opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., FCC counsel for Sellers, dated the Closing Date, substantially in the form attached to this Agreement as Exhibit B. In rendering its opinion, such counsel may rely, to the extent appropriate, as to matters of fact, upon statements and certificates of officers of Sellers, as the case may be.

              7.1.7 CERTIFICATIONS. Granite shall have delivered to Buyer an accurate schedule showing all Contracts or contracts, agreements or commitments or amendments, renewals or other modifications thereof (other than those which would not be subject to disclosure pursuant to Section 4.6 hereof) that Sellers have entered into with respect to KEYE after the date of this Agreement and which are to be assigned to Buyer hereunder.

              7.1.8 HSRA WAITING PERIOD. The applicable waiting period(s) under HSRA with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

              7.1.9 FIRPTA AFFIDAVITS. At the Closing, each Seller shall execute and deliver to Buyer affidavits pursuant to Section 1445(b)(2) of the Code in the form set forth in Treas. Reg. ss. 1.1445-2(b)(2)(iii)(B), and Buyer agrees that, except as otherwise provided in Section 1445(b)(7) of the Code and the regulations promulgated thereunder, upon the execution and delivery of such affidavits to Buyer, no deduction shall be made or claimed against the Purchase Price by reason of the requirements of Sections 897 and 1445 of the Code.

              7.1.10 REMOVAL OF ENCUMBRANCES. All Encumbrances of any kind and nature, other than Permitted Encumbrances, shall have been removed from the Broadcasting Assets.

              7.1.11 OFFICERS' CERTIFICATES. Granite shall have delivered to Buyer a certificate signed by its Chairman, President, Vice President or Treasurer dated the Closing Date to the effect that the conditions set forth in Sections 7.1.2 (other than with respect to prospects), 7.1.3, 7.1.4, 7.1.10,
7.1.14 (other than with respect to prospects) and 7.1.15 have been satisfied.

              7.1.12 BILLS OF SALE; DEEDS; ETC. Sellers shall have delivered to Buyer the instruments of conveyance or transfer contemplated by Article VIII hereof.

              7.1.13 CONSENTS. Sellers shall have obtained written consents from all third parties listed on SCHEDULE 7.1.13.

              7.1.14 MATERIAL ADVERSE EFFECT. After December 31, 1998, there shall have been no change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Seller Material Adverse Effect.

              7.1.15 LIABILITIES. From December 31, 1998 until the Closing, none of the Sellers shall have incurred any material Liabilities relating to the business or operations of KEYE, except for (a) Liabilities that have been satisfied at or prior to Closing or are Retained Liabilities, (b) Liabilities that are accrued, reflected or reserved against on the March 31, 1999 balance sheet of KEYE, (c) Taxes with respect to current operations, (d) Liabilities set forth in the Schedules hereto, and (e) Liabilities that were incurred after March 31, 1999 in the ordinary course of business and not in violation of this Agreement.

         7.2 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of Sellers under this Agreement are subject, at Granite's option, to the satisfaction on or prior to the Closing of each of the following express conditions precedent:

              7.2.1 FCC CONSENT. The FCC shall have consented to the assignment of the KEYE Licenses to Buyer without any condition or qualification which is materially adverse to Sellers.

              7.2.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects at and as of the Closing Date as though made on the Closing Date, except insofar as any such representation or warranty expressly relates to any specified earlier date (in which case any such representation and warranty qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date).

              7.2.3 COMPLIANCE WITH AGREEMENT. Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

              7.2.4 DELIVERY OF INSTRUMENTS OF ASSUMPTION. Buyer shall have delivered to Sellers, in accordance with Section 2.4 hereof, an instrument (in substantially the form attached hereto as EXHIBIT A) pursuant to which Buyer assumes and agrees to perform the Assumed Obligations.

              7.2.5 NO OBSTRUCTIVE PROCEEDING.

         (a) Other than actions or proceedings before the FCC which challenge grant of the FCC Application or a judicial appeal of such FCC grant, no action to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or to commence any investigation into the consummation of this Agreement and the transactions contemplated hereby shall be pending or, to the knowledge of Buyer or Sellers, threatened against any party hereto, KEYE or the Broadcasting Assets that could reasonably be expected to have a Seller Material Adverse Effect.

         (b) No order, decree or judgment of any Governmental Authority shall be subsisting against any of the parties which would render it unlawful or materially restrain or limit any Seller's ability, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with the terms hereof.

              7.2.6 HSRA WAITING PERIOD. The applicable waiting period(s) under HSRA with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

              7.2.7 AUTHORIZATIONS. Sellers shall have received certified copies of all of the actions taken by Buyer authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder.

              7.2.8 OPINION OF COUNSEL. Sellers shall have received the written opinion of Leventhal, Senter & Lerman, PLLC, FCC Counsel to Buyer, dated the Closing Date, substantially in the form attached hereto as EXHIBIT C. In rendering its opinion, such counsel may rely, to the extent appropriate, as to matters of fact, upon statements and certificates of officers of Buyer.


                                  ARTICLE VIII

                     INSTRUMENTS OF CONVEYANCE AND TRANSFER

     8. INSTRUMENTS OF CONVEYANCE AND TRANSFER.

         8.1 INSTRUMENTS OF CONVEYANCE AND TRANSFER OF REAL PROPERTY. At the Closing, to effect the transfers, conveyances or assignments from the applicable Seller to Buyer, the applicable Seller shall deliver to Buyer, in form and substance reasonably satisfactory to Buyer and counsel for Buyer, and dated the Closing Date, the following:

              8.1.1 REAL PROPERTY.

                    (a) Subject to Section 2.4.3 hereof, warranty deeds, certificates and other necessary instruments of transfer transferring and conveying to Buyer fee simple title to all of the owned real property included in the Broadcasting Assets, subject only to the Permitted Encumbrances;

                    (b) Subject to Section 2.4.3 hereof, assignments, certificates and other necessary instruments assigning to Buyer all right, title and interest of the applicable Seller in and under all leases and all leasehold interests included in the Broadcasting Assets, subject only to Permitted Encumbrances.

         8.2 INSTRUMENTS OF CONVEYANCE AND TRANSFER OF PERSONAL PROPERTY. Subject to Section 2.4.3 hereof, at the Closing, to effect the transfers, conveyances and assignments from the applicable Seller to Buyer, the applicable Seller shall deliver to Buyer bills of sale, certificates, assignments and other instruments of transfer assigning, transferring and conveying to Buyer all of Sellers' right, title and interest in, to and under all of the property (other than real property) included in the Broadcasting Assets, free and clear of all Encumbrances of any kind other than Permitted Encumbrances, all in form and substance reasonably satisfactory to counsel for Buyer, and dated the Closing Date, including:

              8.2.1 ASSIGNMENT OF LEASES. Assignments of all of Sellers' right, title and interest in, to and under the leases and leasehold interests in property (other than real property) included in the Broadcasting Assets, including all rights of the applicable Seller under the lease agreements referred to in SCHEDULE 1-B hereto;

              8.2.2 BILL OF SALE. A bill of sale for all tangible personal property included in the Broadcasting Assets;

              8.2.3 ASSIGNMENTS OF LICENSES. Assignments of the KEYE Licenses;
and

              8.2.4 ASSIGNMENTS OF CONTRACTS. Assignments of all Sellers' right, title and interest in, to and under all contracts and other intangible assets included in the Broadcasting Assets.

                                   ARTICLE IX


                                    EMPLOYEES

    9. EMPLOYEES.

         9.1 BUYER TO HIRE. On the Closing Date, Buyer shall offer employment to all active KEYE Employees (all such KEYE Employees who accept Buyer's offer of employment are referred to herein as "Transferred Employees"), at such cash compensation and, subject to Section 9.3 hereof, with such benefits as are substantially comparable to those received by other similarly situated employees of Buyer (other than those employees with employment contracts set forth on SCHEDULE 1-C that Buyer assumed pursuant to Section 2.4 hereof, as to which the compensation shall be as set forth in such employment contracts for the remainder of the term of such contracts); PROVIDED, THAT, except as otherwise provided herein or in the employment contracts set forth on SCHEDULE 1-C and assumed by Buyer pursuant to Section 2.4 hereof, nothing herein shall require Buyer to continue the employment of any such person for any period of time thereafter or to maintain any particular type or level of employee benefits. Employment with Buyer of Transferred Employees shall commence immediately on the Closing Date, except that employment of individuals on leave of absence, short-term or long-term disability leave, maternity leave, salary continuation and extension type of leave, military leave or workers compensation ("Leave Employees") shall become effective as of the date they first present themselves for active work with the Buyer; PROVIDED, HOWEVER, that Buyer shall have no obligation to hire Leave Employees unless such individuals first present themselves for active work with Buyer within twelve (12) months following the Closing Date. Notwithstanding the first sentence of this Section 9.1, Buyer shall make offers of employment to all Leave Employees, under the same terms and conditions as set forth in this Article IX; PROVIDED, THAT, such Leave Employees have satisfied the conditions set forth in the immediately preceding sentence. For purposes hereof, Leave Employees who accept Buyer's offer of employment shall be deemed to be Transferred Employees as of such date they accept employment with Buyer. Periods of employment with a Seller (including, without limitation, any current or former Affiliate of Granite) shall be taken into account, but only to the extent credited under the applicable Employee Plan, for purposes of determining, as applicable, eligibility for participation and vesting of any Transferred Employee under any of Buyer's employee benefit plans, policies, practices or arrangements that will be available to KEYE Employees, including, but not limited to, seniority, vacation and severance benefits.

         9.2 COOPERATION. Without limiting the generality of Section 6.4, each Seller shall reasonably cooperate, to the extent permitted by law, with Buyer's attempts to obtain information relating to the Transferred Employees, including making available to Buyer employees' personnel files and performance evaluations.

         9.3 EMPLOYEE PLANS. Buyer shall not be required to assume any Employee Plan or any Liabilities with respect thereto (including any severance or similar payments which begin prior to Closing and continue thereafter), other than to
(a) assume and grant credit to each Transferred Employee for all unused sick leave accrued by such employee as of the Closing Date, and (b) assume and discharge Sellers' Liabilities for the payment of all unused vacation leave accrued by such employees as of the Closing Date. Pursuant to the current terms of any defined benefit pension plan (including the cash balance component) maintained by Buyer, including the CBS Combined Pension Plan and the Westinghouse Executive Pension Plan, as well as the CBS Bonus SERP and CBS Excess SERP, no Transferred Employee shall be eligible to participate nor become eligible to participate in any such plans. In addition, all Transferred Employees will be considered to have been employed by Buyer after April l, 1991 for the purpose of retiree health benefits notwithstanding Buyer's recognition of prior service for such purpose. Any expenses and benefits with respect to medical claims incurred by any Transferred Employees or their covered dependents before the Closing Date shall be the responsibility of Sellers. Buyer shall, in accordance with the terms of its plans and policies, be responsible for the payment of medical, dental and health and disability claims of Transferred Employees or their covered dependents incurred on or after the Effective Time. KEYE Employee eligible dependents who are hospitalized on the Closing Date will not be eligible for benefits under Buyer's medical plans with respect to such claims until such hospitalization ends. In addition, unless otherwise provided for under Buyer's medical plans, KEYE Employees will not be eligible for benefits under such plans with respect to orthodontic, mental health and substance abuse treatment, which is currently in progress on the Closing Date. Following such current treatment, such KEYE Employees will become eligible for orthodontic, mental health and substance abuse treatment under Buyer's medical plans. If Transferred Employees become eligible to participate in a medical or health plan of the Buyer or any of its Affiliates, Buyer shall cause such plan to (i) waive any pre-existing condition limitations for conditions covered under the applicable medical, health or dental plans of Sellers or any of their Affiliates and (ii) credit all payments made by KEYE Employees and their dependents toward deductible, co-payment, out-of-pocket and lifetime limits under Buyer's health and dental plans for the calendar year in which the Closing occurs. If Transferred Employees or their beneficiaries become eligible to participate in a group term life insurance plan maintained by Buyer or any of its Affiliates, Buyer shall cause such plan to waive any medical certification for such persons up to the amount of coverage the Transferred Employees will have under the group term life insurance plan maintained by Buyer or any of its Affiliates for similarly situated employees of Buyer.

         9.4 401(K) PLAN. Effective as of the Closing, Buyer shall have in effect a profit-sharing plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the "Buyer 401(k) Plan") that will provide benefits to KEYE Employees as of the Closing. Each KEYE Employee participating in the Sellers' 401(k) Plan as of the Closing shall become a participant in the Buyer 401(k) Plan as of the Closing. Effective as of the Closing, each KEYE Employee participating in the Sellers' 401(k) Plan as of the Closing shall become fully vested in his or her account balance under the Sellers' 401(k) Plan.

         9.5 WORKERS' COMPENSATION. Sellers shall retain responsibility for all Liabilities and obligations for workers' compensation claims of Transferred Employees to the extent the event or events giving rise to any such Liability or obligation occurred predominantly on or prior to the Closing.


                                    ARTICLE X

                                  RISK OF LOSS

     10. RISK OF LOSS. The risk of any loss, damage or impairment, confiscation or condemnation (an "Event of Loss") of the Broadcasting Assets (including damage to KEYE's broadcast tower) or any part thereof shall be borne by Sellers at all times prior to the Closing. In any such event, if material, Sellers shall promptly notify Buyer of all particulars thereof, including the cause (if known) and the extent to which the cost of restoration, replacement and/or repair of the lost or damaged assets will be reimbursed under any insurance policy. Sellers, at their expense, shall use their commercially reasonable efforts to restore, repair or replace the assets with comparable property of like value or quality as soon as practicable after the Event of Loss and, if applicable, to restore KEYE's broadcast signal. If necessary, and subject to FCC consent, the Closing Date shall be extended for up to sixty (60) days (or five (5) days in the event of material damage to KEYE's broadcast tower) to permit such restoration, repair or replacement. If restoration, repair or replacement cannot be accomplished within sixty (60) days (or five (5) days in the event of material damage to KEYE's broadcast tower) of the date Buyer received or should have received notice from Sellers of the Event of Loss, and the failure to restore, repair or replace has or would reasonably be likely to have a Material Adverse Effect on KEYE after the Closing, then Buyer may, at its option, upon five (5) business days' written notice:

                           (i)  terminate this Agreement; or

                           (ii) choose to accept the assets "as is", in which event Sellers shall assign or cause to be assigned to Buyer all rights under any insurance claims covering the loss, damage, confiscation, condemnation or destruction of the assets (excluding business interruption and "extra expense" insurance proceeds for the period prior to Closing) and pay over or cause to be paid over to Buyer any proceeds under any such insurance policies received by Sellers or any of their subsidiaries prior to or after the Closing Date with respect thereto.

         In the event the Closing Date is postponed pursuant to this Section 10, Buyer and Sellers will cooperate to extend the time during which this Agreement must be closed as specified in the consent of the FCC.


                                   ARTICLE XI

                                BOOKS AND RECORDS

     11. BOOKS AND RECORDS. Except for the Excluded Assets, Buyer shall be entitled to all records, including but not limited to Contracts, the KEYE Licenses and all other licenses, permits and authorizations under any applicable law, books of account, technical information and engineering data, programming information, employment records, customer lists and files, advertising records, FCC logs, asset history files, and other documents of Sellers relating to their operation of KEYE prior to the Closing Date included in the Broadcasting Assets; PROVIDED, HOWEVER, that for a period of six (6) years after the Closing Date Buyer shall retain and make available for inspection by Granite or its representatives for any reasonable purpose all such records, books of account, files, documents and correspondence, and Buyer shall not dispose of, alter or destroy any such materials without giving thirty (30) days' prior written notice to Granite so that Granite may, at its expense, examine, make copies of or take possession of such materials. For a period of six (6) years after the Closing Date, Granite shall retain and make available for inspection by Buyer or its representatives for any reasonable purpose all such records, books of account, files, documents and correspondence relating to KEYE that are Excluded Assets, and Granite shall not dispose of, alter or destroy any such materials without giving thirty (30) days' prior written notice to Buyer so that Buyer may, at its expense, examine, make copies of, or take possession of such materials.

                                   ARTICLE XII

                         POSSESSION AND CONTROL OF KEYE

    12. POSSESSION AND CONTROL OF KEYE. Notwithstanding any other provision of this Agreement, between the date of this Agreement and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the operations of KEYE, and the conduct of such business operations, including control and supervision of programming, shall be the sole responsibility of Sellers. Neither title to KEYE, the Broadcasting Assets nor right to possession thereof shall pass to Buyer until the Closing Date.


                                  ARTICLE XIII

                                     BROKERS

     13. BROKERS. Buyer represents and warrants to Granite and Sellers that it has not engaged any broker, finder or consultant in connection with this Agreement and the transactions contemplated herein or any aspect thereof. Granite represents and warrants to Buyer that no Seller has engaged any broker, finder or consultant in connection with this Agreement and the transactions contemplated herein or any aspect thereof other than Goldman, Sachs & Co., the fees and expenses of which shall be paid by Sellers. Each party agrees to indemnify and hold the other parties harmless from any and all loss, cost, liability, damage and expense (including legal and other expenses incident thereto) in respect of any claim for a broker, finder or consultant's fee or commission or similar payment by virtue of any alleged agreements, arrangements or understandings with the indemnifying party.

                                   ARTICLE XIV

                                 INDEMNIFICATION

     14. INDEMNIFICATION.

         14.1 SURVIVAL. The several representations and warranties of the parties contained in this Agreement (or in any document delivered in connection herewith) shall survive only until the second anniversary of the Closing Date. The several covenants and agreements of the parties contained in this Agreement (or in any document delivered in connection herewith) shall remain operative and in full force and effect without any time limitation, except as any such covenant or agreement shall be limited in duration by the express terms hereof.

         14.2 SELLERS' INDEMNIFICATION. Subject to the limitations contained in this Article XIV, Sellers, jointly and severally, shall indemnify, defend and hold harmless Buyer, its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (the "Buyer Indemnitees") from and against, and pay or reimburse the Buyer Indemnitees for, all losses, liabilities, damages, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, whether or not resulting from Third Party Claims, including interest and penalties recovered by a third party with respect thereto and reasonable out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any rights hereunder, suffered or incurred (collectively, "Damages") by the Buyer Indemnitees, relating to or arising from:

                            (a) any Seller's breach of any of its covenants or
agreements (other than a breach of Section 6.1.4 hereof) contained in this Agreement;

                            (b) any breach or inaccuracy of any representation
or warranty of any Seller contained in this Agreement or in any certificate delivered pursuant hereto; or

                            (c) any of the Retained Liabilities.

                  Sellers shall not have any liability under Section 14.2(b) (x) unless the aggregate of all Damages for which Sellers would, but for this provision, be liable under Section 14.2(b) exceed on a cumulative pre-tax basis an amount equal to $500,000 (the "Indemnity Basket"), and then only to the extent of any such excess, and (y) in excess of the Purchase Price.

              14.3 BUYER'S INDEMNIFICATION. Buyer shall indemnify, defend and hold harmless Sellers, their Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (the "Seller Indemnitees"), from and against, and pay or reimburse the Seller Indemnitees for, all Damages suffered or incurred by the Seller Indemnitees, relating to or arising from:

                            (a) Buyer's breach of any of its covenants or
agreements (other than a breach of Section 6.6.1) contained in this Agreement;

                            (b) any breach or inaccuracy of any representation
or warranty of Buyer contained in this Agreement or in any certificate delivered pursuant hereto;

                            (c) except to the extent of Sellers' indemnification
obligation under Section 14.2, any of the Assumed Obligations;

                            (d) except to the extent of Sellers' indemnification
obligation under Section 14.2, any Liabilities relating to KEYE and the operations of KEYE after the Effective Time.

         14.4 LIMITATIONS. No officer, director, employee, agent or partner of any Seller or any Affiliate thereof shall have any personal liability to Buyer or any of its Affiliates under this Agreement or any document delivered in connection herewith arising from or in connection with its execution of any agreement, certificate or other instrument executed by such officer, director, employee, agent or partner in connection with the transactions contemplated by this Agreement.

         14.5 TAXES. Sellers, on the one hand, and Buyer, on the other hand, agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Broadcasting Assets as is reasonably necessary for the preparation of any return of Taxes, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.

         14.6 METHOD OF ASSERTING CLAIM.

              14.6.1 THIRD PARTY CLAIMS.

                     (a) A Person seeking indemnification under this Article XIV (an "Indemnified Person") shall give written notification to the Person from whom indemnification is sought (the "Indemnifying Person") of the commencement of any suit or proceeding relating to a third party (each a "Third Party Claim"). Such notification shall be given within ten (10) business days after receipt by the Indemnified Person of notice of such Third Party Claim; PROVIDED, HOWEVER, that no delay or failure on the part of the Indemnified Person in notifying the Indemnifying Person shall relieve the Indemnifying Person of any

Liability or obligation hereunder except to the extent of any Damages caused by or arising out of such delay or failure. Such notice shall be accompanied by copies of any summons, complaint or other pleading which may have been served on, and any written demand received by, the Indemnified Person relating to such Third Party Claim.

                    (b) Within thirty (30) days after delivery of such notification, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume control of the defense of such suit, claim or proceeding (at the expense of the Indemnifying Person) with counsel reasonably satisfactory to the Indemnified Person. If the Indemnifying Person does not so assume control of such defense, the Indemnified Person shall control such defense. The Indemnifying Person shall be liable for the fees and expenses of counsel employed by the Indemnified Person for any period during which the Indemnifying Person has not assumed the defense thereof (other than during any period in which the Indemnified Person shall have failed to give notice of the Third Party Claim as provided above). Notwithstanding the foregoing, the Indemnifying Person shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Person in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other relief for other than money damages against the Indemnified Person which the Indemnified Person reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such injunctive relief or other nonmonetary relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Person shall be entitled to assume the defense of the portion relating to money damages. Any party not controlling a defense (the

"Non-controlling Party") of a Third Party Claim may participate therein at its own expense. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading that may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. If the Indemnifying Person chooses to defend or prosecute any Third Party Claim, the Indemnified Person will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Person may recommend and which by its terms obligates the Indemnifying Person to pay the full amount of liability in connection which such Third Party Claim (or otherwise is applied to the Indemnity Basket); PROVIDED, HOWEVER, that, without the Indemnified Person's consent (which consent shall not unreasonably be withheld in the case of clause (ii) below), the Indemnifying Person shall not consent to entry of any judgment or enter into any settlement (i) that provides for injunctive or other nonmonetary relief adversely affecting the Indemnified Person or (ii) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Person of a release from all liability with respect to such claim. The Indemnified Person shall not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim (i) for which the Indemnifying Person shall have assumed the defense or
(ii) which
involves a claim for monetary relief for which indemnification may be sought hereunder, without the Indemnifying Person's prior written consent (which consent shall not be unreasonably withheld).

              14.6.2 INDEMNIFICATION CLAIMS BY THE PARTIES.

                     (a) In the event any Indemnified Person should have a claim against any Indemnifying Person under Section 14.2 or 14.3 hereof that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, an Indemnified Person shall give written notification (a "Claim Notice") to the Indemnifying Person which contains (i) a description and the amount (the "Claimed Amount"), including the basis therefor, of any Damages incurred by the Indemnified Person, (ii) a statement that the Indemnified Person is entitled to indemnification under this Article XIV for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages, subject to the limitations contained in this Article XIV; PROVIDED, HOWEVER, that no delay or failure in giving a Claim Notice shall relieve the Indemnifying Person of any Liability or obligation hereunder except to the extent of any Damages caused by or arising out of such delay or failure.

                    (b) Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Person shall deliver to the Indemnified Person a written response (the "Response") in which the Indemnifying Person shall: (i) agree that the Indemnified Person is entitled to receive all of the Claimed Amount; (ii) agree that the Indemnified Person is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount"); or (iii) dispute that the Indemnified Person is entitled to receive any of the Claimed Amount. If the Indemnifying Person in the Response disputes the payment of all or part of the Claimed Amount, the Indemnifying Person and the Indemnified Person shall follow the procedures set forth in Section 14.6.2(c) for the resolution of such dispute (a "Dispute"). If the Indemnifying Person does not deliver a Response within thirty (30) days after receipt of a Claim Notice, the claim shall be conclusively deemed a Liability of the Indemnifying Person under
Section 14.2 or 14.3, as the case may be, and the Indemnifying Person shall pay the Claimed Amount to the Indemnified Person on demand.

                    (c) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Person and the Indemnified Person shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Person and the Indemnified Person shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Person and the Indemnified Person agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this
Section 14.6.2(c) shall not obligate the Indemnifying Person and the Indemnified Person to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; PROVIDED, THAT, if the Indemnifying Person and the Indemnified Person agree to pursue an ADR Procedure, neither the Indemnifying Person nor the Indemnified Person may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Person and the Indemnified Person shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Person, the Indemnified Person or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Person and the Indemnified Person shall be shared equally by the Indemnifying Person, on the one hand, and the Indemnified Person on the other hand.

         14.7 INDEMNITOR'S OBLIGATIONS. Except for Third Party Claims being defended in good faith or any amounts sought in an unresolved Dispute, the Indemnifying Person shall satisfy its obligations hereunder in cash within thirty (30) days after the Claim Notice.

         14.8 RECOVERY. The amount of any Damages for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by an Indemnified Person from third parties (including amounts actually recovered under insurance policies) with respect to such Damages.

         14.9 LIMITATION ON LIABILITY. The parties hereto acknowledge and agree that from and after the Closing the sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than any claims relating to a breach of a covenant or agreement under this

Agreement which by its terms contemplates performance after the Closing) shall be made pursuant to the provisions of this Section 14, except in the case of fraud or intentional breach or misrepresentation.

         14.10 CALCULATION OF LOSSES. The amount of Damages for which indemnification is provided under this Article XIV shall be (a) increased to take account of any net Tax cost incurred by the Indemnified Person arising from the receipt of indemnity payments hereunder (grossed up for such increase) and
(b) reduced to take account of any net Tax benefit realized by the Indemnified Person arising from the incurrence or payment of any such Damage. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Person shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Damage.

         14.11 TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless any party: (a) pursuant to Section 14.2(b) or 14.3(b) shall terminate when the applicable representation or warranty terminates pursuant to
Section 14.1; PROVIDED, HOWEVER, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which an Indemnified Person shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim pursuant to Section 14.6.1 or
14.6.2 to the Indemnifying Person; and (b) pursuant to clauses (a) and (c) of
Section 14.2 or clauses (a), (c) and (d) of Section 14.3 shall not terminate.

                                   ARTICLE XV

                             [INTENTIONALLY OMITTED]


                                   ARTICLE XVI

                               COSTS AND EXPENSES

    16. COSTS, EXPENSES ETC. Except as expressly provided elsewhere herein, each of the parties hereto shall bear all costs and expenses incurred by it in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. The payment of all sales, use, transfer or similar Taxes, documentation stamps, recording costs or other similar charges imposed by any and all Governmental Authorities (excluding any income Taxes) ("Transfer Taxes") with respect to the transfer of title to the Broadcasting Assets hereunder and the other transactions contemplated hereby shall be borne one-half by Buyer and one-half by Sellers. Each of Sellers and Buyer shall use reasonable efforts to avail itself of any available exemptions from any Transfer Taxes, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions. All costs and fees incurred in connection with clearing and removing any Encumbrances other than Permitted Encumbrances (or such other Encumbrances as are assumed by Buyer) shall be the responsibility of Granite.


                                  ARTICLE XVII

                                   TERMINATION

     17. TERMINATION.

         17.1 EVENTS OF TERMINATION. This Agreement may be terminated:

              17.1.1 BUYER. Subject to Section 19.1 and Section 17.3 hereof, by Buyer, if the Closing shall not have occurred on or prior to the first anniversary of the date of this Agreement (other than as a result of the failure by Buyer to comply in all material respects with its obligations under this Agreement);

              17.1.2 GRANITE. Subject to Section 19.1 and Section 17.3 hereof, by Granite, if the Closing shall not have occurred on or prior to the first anniversary of the date of this Agreement (other than as a result of the failure by Sellers or their Affiliates to comply in all material respects with their obligations under this Agreement);

              17.1.3 MUTUAL CONSENT. By mutual consent of Buyer and Granite;

              17.1.4 BY GRANITE ON BREACH. Subject to Section 19.1 hereof, by Granite if (a) Buyer is in material breach of this Agreement and (b) no Seller is then in material breach of this Agreement;

              17.1.5 BY BUYER ON BREACH. Subject to Section 19.1 hereof, by Buyer if (a) any Seller is in material breach of this Agreement and (b) Buyer is not then in material breach of this Agreement;

              17.1.6 GRANITE OR BUYER. Subject to Section 19.1 hereof, by Granite or by Buyer if, at or before the Closing, any condition set forth herein for the benefit of Granite or Buyer, respectively, shall not have been timely met and cannot be met on or before the first anniversary of the date of this Agreement and has not been waived; PROVIDED, HOWEVER, that neither Granite nor Buyer, as applicable, shall be entitled to terminate this Agreement pursuant to the foregoing provision if the failure of any condition set forth herein is caused, in whole or in part, by Granite's or Buyer's, as applicable, material breach of any covenant or agreement hereunder; or

              17.1.7 CERTAIN EVENTS. By Granite or by Buyer as provided in the last sentence of Section 3.1 and in Sections 6.4 and 10 hereof.

         17.2 EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to Section 17.1, this Agreement will forthwith become null and void and of no further force or effect, except for the provisions of (a) Article XVI hereof with respect to expenses (b) Section 19.16 hereof with respect to confidentiality, (c) Article XIII with respect to finders' and brokers' fees and
(d) this Section 17.2. Nothing in this Section 17.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

         17.3 EXCEPTION. Notwithstanding any other provision of this Agreement, in the event that no Seller is in material breach of this Agreement and all of the conditions to Closing set for the benefit of Buyer (other than those set forth in Section 7.1.1) shall have been met or are capable of being timely satisfied by Sellers prior to Closing, then, at Granite's option by written notice, all references to the first anniversary of the date of this Agreement contained in Sections 17.1.1, 17.1.2 and 17.1.6 shall be changed to a date to be determined by Granite, not later than eighteen months after the date hereof.


                                  ARTICLE XVIII

                  COVENANT AGAINST COMPETITION; CONFIDENTIALITY

     18. COVENANT AGAINST COMPETITION; CONFIDENTIALITY.

         18.1 NON-COMPETITION. Granite and Sellers hereby agree that for a period of three (3) years from and after the Closing, no Seller shall, directly or indirectly, including through any Affiliate controlled by any Seller, in any manner (a) engage in the television station business ("Prohibited Business") within the Austin, Texas Designated Market Area as measured by Nielsen Media Research Company, except on behalf of Buyer, (b) induce or attempt to induce any Transferred Employee to leave the employ of KEYE or (c) hire any Transferred Employee.

                  Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article XIV and other remedies at law would be inadequate in the case of any breach of the covenants contained in this Section 18.1. Buyer and its subsidiaries shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants. In the event that any provision of this Section 18 is deemed to be unenforceable, the remainder of this Section 18 shall not be affected thereby and each provision hereof shall be valid and enforced to the fullest extent permitted by law.

         18.2 CONFIDENTIALITY. Each Seller shall and shall cause any Affiliates thereof to, at all times prior to and for two (2) years after the Closing Date, maintain confidential and not use for any purpose any information relating to KEYE or its business or operations (other than information in the public domain not as the result of a breach of this Agreement) except: (a) for disclosure to authorized representatives of Buyer; (b) as necessary to the performance of this Agreement; (c) as authorized in writing by Buyer; or (d) to the extent that disclosure is required by law or the order of any Governmental Authority under color of law; PROVIDED, THAT, prior to disclosing any information pursuant to this clause (d), the disclosing Person shall have given prior written notice thereof to Buyer and, to the extent practicable, provided Buyer with the opportunity to contest such disclosure at Buyer's expense.


                                   ARTICLE XIX

                                  MISCELLANEOUS

     19. MISCELLANEOUS.

         19.1 GRACE PERIOD. Notwithstanding any other provision of this Agreement (except for Article X hereof) if a default by any party hereto can be cured or a condition satisfied within fifteen (15) business days after the time initially fixed for the Closing as set forth herein, then the Closing Date shall be extended for the period (not to exceed fifteen (15) business days) required for such party to make such cure or satisfaction; PROVIDED, THAT, such default does not, and would not reasonably be expected to, have a Buyer Material Adverse Effect or a Seller Material Adverse Effect, as the case may be. If such cure or satisfaction cannot be, or is not, completed within fifteen (15) business days after such initial time, then the rights of the parties shall be governed by the applicable provisions of this Agreement.

         19.2 FURTHER ASSURANCES. Each party shall, from time to time, upon the request of another party, execute, acknowledge and deliver to the other party such other documents or instruments, and take any and all actions as are reasonably necessary for the implementation and consummation of the transactions contemplated by this Agreement.

         19.3 NOTICE OF PROCEEDINGS. Each party hereto will promptly and in any case within fifteen (15) business days notify the other parties in writing upon becoming aware of any labor organization drive relating to the KEYE Employees or any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any Governmental Authority of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

         19.4 NOTICES. Any notice, request, demand or consent required or permitted to be given under this Agreement shall be in writing (including telexes, telecopies, facsimile transmissions and similar writings) and shall be effective when transmitted and confirmation of receipt is obtained for telexes, telecopies, facsimile transmissions and similar writings; when delivered personally; one (1) day after being sent by recognized overnight courier; and five (5) days after being sent by registered mail, first class, postage prepaid, return receipt requested; in each case to the following address or telecopier number, as applicable:


                  If to Sellers to:

                           Granite Broadcasting Corporation
                           767 Third Avenue
                           34th Floor
                           New York, New York 10017
                           Attention:       President
                           Telephone:       (212) 826-2530
                           Telecopier:      (212) 826-2858

                  with copies to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           1333 New Hampshire Avenue, N.W.
                           Suite 400
                           Washington, D.C. 20036
                           Attention:       Russell W. Parks, Jr.
                           Telephone:       (202) 887-4000
                           Telecopier:      (202) 887-4288

                  If to Buyer to:

                           CBS Corporation
                           51 West 52nd Street
                           New York, New York  10019

                           Attention: Louis J. Briskman, Esq.
                           Telephone: (212) 975-4915
                           Telecopier: (212) 597-4031

                  with copies to:

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, New York  10019
                           Attention: Peter S. Wilson, Esq.
                           Telephone: (212) 474-1000
                           Telecopier: (212) 494-3700

or at such other address as either party shall specify by notice to the other.

         19.5 HEADINGS AND ENTIRE AGREEMENT; AMENDMENT. The article, section and subsection headings do not constitute any part of this Agreement and are inserted herein for convenience of reference only. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof and supersedes all negotiations, representations, warranties, commitments, offers, contracts and writings prior to the date hereof. It may not be amended, modified or changed orally, but only in writing signed by the party against whom enforcement of any amendment, modification, change, waiver, extension or discharge is sought.

         19.6 WAIVER. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

         19.7 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties. Neither this Agreement nor any obligation hereunder shall be assignable except with the prior written consent of the other parties hereto which may be withheld for any reason; PROVIDED, HOWEVER, that Buyer may assign this Agreement, in whole or in part, to any direct or indirect wholly owned subsidiary thereof, provided Buyer agrees in writing with Granite to unconditionally guarantee all obligations of such assignee under this Agreement.

         19.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which taken together shall constitute one agreement.

         19.9 EXHIBITS, SCHEDULES AND ATTACHMENTS. The Exhibits and Schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions in this Agreement shall control.

         19.10 RIGHTS CUMULATIVE. Except as set forth herein, all rights, powers and remedies herein given to the parties hereto are cumulative and not alternative, and are in addition to all statutes or rules of law.

         19.11 GOVERNING LAW. This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

         19.12 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance, is held invalid, such invalidity shall not affect any other provision which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable.

         19.13 THIRD PARTY RIGHTS. Except as expressly provided in Article XIV hereof with respect to Indemnified Persons, nothing in this Agreement (including the Schedules, Exhibits and other attachments hereto, or any ancillary agreement, instrument or document contemplated hereby or relating hereto) shall be deemed to create any right with respect to any Person not a party to this Agreement.

         19.14 PRESS RELEASES. Except as required by law or the rules or regulations of any United States or foreign securities exchange, Buyer and each Seller shall, prior to its issuance of any press release relating to the transactions contemplated by this Agreement, submit to the other parties, and obtain the approval of such parties to, any part or parts of the press release which characterize the other parties, which approval shall not be unreasonably withheld.

         19.15 SPECIFIC PERFORMANCE. Sellers hereby agree that Buyer shall be entitled, in addition to any other remedies or damages available to Buyer in the event of any breach of this Agreement by Sellers, to specific performance of the obligations of Sellers under this Agreement.

         19.16 CONFIDENTIALITY. The Confidentiality Agreement between Granite and CBS Corporation dated as of February 17, 1999, shall remain in full force and effect to the extent not superseded by this Agreement until the earlier of two (2) years after (i) the termination of this Agreement or (ii) the Closing Date (notwithstanding any other terms of the Confidentiality Agreement); PROVIDED, HOWEVER, that if the Closing takes place, the Confidentiality Agreement shall thereafter no longer apply to the extent it requires Buyer or any of its subsidiaries to treat in confidence any documents, materials or other information to the extent relating to KEYE.

         IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the date and year first above written.


                                     GRANITE BROADCASTING CORPORATION


                                     By:  /s/ W. Don Cornwell
                                        ----------------------------------------
                                     Name:  W. Don Cornwell
                                     Title: Chairman and Chief
                                               Executive Officer



                                     KBVO, INC.


                                     By:  /s/ Lawrence I. Wills
                                        ----------------------------------------
                                     Name:  Lawrence I. Wills
                                     Title: Vice President


                                     KBVO LICENSE, INC.


                                     By:  /s/ Lawrence I. Wills
                                        ----------------------------------------
                                     Name:  Lawrence I. Wills
                                     Title: Vice President


                                     CBS CORPORATION


                                     By:  /s/ Frederic G. Reynolds
                                        ----------------------------------------
                                     Name:   Frederic G. Reynolds
                                     Title:  Executive Vice President,
                                             Chief Financial Officer